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                                                                  EXECUTION COPY














                               44 WALL OWNER, LLC,
                                                        as Landlord

                                       and

                         INDEPENDENT RESEARCH GROUP LLC,

                                                        as Tenant

                       --------------------------------------

                                 AGREEMENT OF LEASE

                       --------------------------------------



                           Premises:        Entire 10th Floor
                                            44 Wall Street
                                            New York, New York 10005

                           Dated:           As of May 10, 2004











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                                                    TABLE OF CONTENTS


                                                                                                                 Page
                                                                                                                 -----
ARTICLE 1 BASIC LEASE PROVISIONS..................................................................................2
ARTICLE 2 PREMISES, TERM, RENT....................................................................................4
ARTICLE 3 USE AND OCCUPANCY.......................................................................................5
ARTICLE 4 CONDITION OF THE PREMISES; LANDLORD'S WORK..............................................................6
ARTICLE 5 ALTERATIONS............................................................................................12
ARTICLE 6 FLOOR LOAD.............................................................................................16
ARTICLE 7 REPAIRS................................................................................................17
ARTICLE 8 INCREASES IN TAXES AND OPERATING EXPENSES..............................................................18
ARTICLE 9 REQUIREMENTS OF LAW....................................................................................23
ARTICLE 10 SUBORDINATION.........................................................................................26
ARTICLE 11 SERVICES..............................................................................................28
ARTICLE 12 INSURANCE; PROPERTY LOSS OR DAMAGE; REIMBURSEMENT.....................................................32
ARTICLE 13 DESTRUCTION - FIRE OR OTHER CAUSE.....................................................................34
ARTICLE 14 EMINENT DOMAIN........................................................................................37
ARTICLE 15 ASSIGNMENT AND SUBLETTING.............................................................................38
ARTICLE 16 ELECTRICITY...........................................................................................47
ARTICLE 17 ACCESS TO PREMISES....................................................................................49
ARTICLE 18 DEFAULT...............................................................................................50
ARTICLE 19 REMEDIES AND DAMAGES..................................................................................52
ARTICLE 20 LANDLORD'S RIGHT TO CURE; FEES AND EXPENSES...........................................................54
ARTICLE 21 NO REPRESENTATIONS BY LANDLORD: LANDLORD'S APPROVAL...................................................55
ARTICLE 22 END OF TERM...........................................................................................56
ARTICLE 23 QUIET ENJOYMENT.......................................................................................57
ARTICLE 24 NO SURRENDER; NO WAIVER...............................................................................57
ARTICLE 25 WAIVER OF TRIAL BY JURY...............................................................................58
ARTICLE 26 INABILITY TO PERFORM..................................................................................59
ARTICLE 27 NOTICES...............................................................................................59
ARTICLE 28 RULES AND REGULATIONS.................................................................................60
ARTICLE 29 PARTNERSHIP TENANT....................................................................................61
ARTICLE 30 VAULT SPACE...........................................................................................62
ARTICLE 31 BROKER................................................................................................62
ARTICLE 32 INDEMNITY.............................................................................................63
ARTICLE 33 ADJACENT EXCAVATION; SHORING..........................................................................64
ARTICLE 34 ICIP..................................................................................................64
ARTICLE 35 INTENTIONALLY DELETED.................................................................................69
ARTICLE 36 MISCELLANEOUS.........................................................................................66
ARTICLE 37 SECURITY DEPOSIT......................................................................................70
ARTICLE 38 TELECOMMUNICATIONS....................................................................................72

EXHIBITS/SCHEDULE:

         A        -        Floor Plans
         B        -        Definitions
         C        -        Cleaning Specifications
         D        -        Rules and Regulations
Schedule A        -        Fixed Rent Schedule
Schedule B        -        Architectural Drawings and Specifications
Schedule C        -        Tenant Upgrades


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                               AGREEMENT OF LEASE


                  THIS AGREEMENT OF LEASE (collectively, as amended from time-to-time, this "Lease") is made as of May 10, 2004, between 44 Wall Owner, LLC ("Landlord"), a Delaware limited liability company, having an office c/o Swig Burris Equities, LLC, 770 Lexington Avenue, New York, New York 10021 and Independent Research Group LLC ("Tenant"), a Delaware limited liability company, having an office at 44 Wall Street, New York, New York 10005.

     Landlord and Tenant hereby covenant and agree as follows:

                                   ARTICLE 1

                             BASIC LEASE PROVISIONS

PREMISES Subject to Article 35, the entire tenth floor of the Building, substantially as shown on Exhibit A hereto.

BUILDING The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as 44 Wall Street, New York, New
                                   York.

REAL PROPERTY                      The Building, together with the plot of land
                                   upon which it stands.

COMMENCEMENT DATE                  The date of this Lease.

RENT COMMENCEMENT DATE             The date which is the six month anniversary
                                   of Landlord's Completion Date
                                   (the "Possession Date").

EXPIRATION DATE                    The date that is the last day of the
                                   month in which the tenth anniversary of the
                                   Rent Commencement Date occurs.

TERM                               The period commencing on the Commencement
                                   Date and ending on the Expiration Date.

PERMITTED USES                     Executive and general offices and trading
                                   floor and for no other purpose.

BASE TAX YEAR                      Taxes payable for the Tax Year commencing on
                                   July 1, 2004 and ending on June 30, 2005.


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
TENANT'S PROPORTIONATE SHARE       5.183%.

AREA OF BUILDING                   310,653 rentable square feet.

AREA OF PREMISES                   16,100 rentable square feet.

                                   The rentable square footage of the Building and the Premises have been mutually determined and agreed upon by Landlord and Tenant for purposes of this Lease, and Landlord makes no representation whatsoever as to the actual square feet contained in the Premises or the Building or any portions thereof.

FIXED RENT                         See Schedule A hereto.

ADDITIONAL RENT                    All sums other than Fixed Rent payable by
                                   Tenant to Landlord under this Lease,
                                   including Tenant's Tax Payment, late charges,
                                   overtime or excess service charges, and
                                   interest and other costs related to Tenant's
                                   failure to perform any of its obligations
                                   under this Lease.

RENT                               Fixed Rent and Additional Rent, collectively.

INTEREST RATE                      The lesser of (i) 3% per annum above the Base
                                   Rate and (ii) the maximum rate permitted by
                                   applicable Requirements.

LATE CHARGE                        The lesser of (i) 2% of the outstanding
                                   amount and (ii) the maximum amount permitted
                                   by applicable law.

SECURITY DEPOSIT                   $383,716.00, subject to Article 37.

BROKER                             Julien J. Studley, Inc.

LANDLORD'S AGENT                   Swig Burris Equities, LLC, or any other
                                   person designated at any time and from time
                                   to time by Landlord as Landlord's Agent and
                                   their successors and assigns.

PROFIT SHARE                       50%.



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                  All capitalized terms used in the text of this Lease without definition are defined in this Article 1 or in Exhibit B.

                                   ARTICLE 2

                              PREMISES, TERM, RENT

         Section 2.1 Lease of Premises. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with other tenants, the lobby area and other Building common elements and common facilities serving the Premises.

         Section 2.2 Payment of Rent.

                  (a) No Setoff; Manner of Payment. Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by wire transfer of funds to Landlord's account, as designated by Landlord, or by check drawn upon a bank approved by Landlord: (i) Fixed Rent in equal monthly, installments, in advance, on the first day of each calendar month during the Term, commencing on the Rent Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease.

                  (b) Address. Tenant shall make each payment of Fixed Rent and Additional Rent to Landlord at 44 Wall Owner, LLC, c/o Swig Burris Equities, LLC, 770 Lexington Avenue, New York, New York 10021, and each such payment shall reference the Building, or as otherwise directed by Landlord.

         Section 2.3 First Month's Rent. Tenant shall pay one month's Fixed Rent upon the execution and delivery of this Lease. If the Rent Commencement Date is on the first day of a month, such payment shall be credited towards the first month's Fixed Rent payment. If the Rent Commencement Date is not the first day of a month, then on the Rent Commencement Date Tenant shall pay Fixed Rent for the period from the Rent Commencement Date through the last day of such month, and the payment made by Tenant on the date of execution and delivery of this Lease shall be credited towards Fixed Rent for the next succeeding calendar month.

         Section 2.4 Interest; Late Charge. If Tenant shall fail to pay any installment of Fixed Rent after 10 days when due or any payment of Additional Rent after 20 days when due, then (a) interest shall accrue on such installment or payment as a late charge, from the date such installment or payment became due until the date paid at the Interest Rate, and (b) Tenant shall pay Landlord the Late Charge on the outstanding amount.

         Section 2.5 Rent Credit. Tenant shall be entitled to receive a rent credit equal to the amount of $14,443.00 per month (the "Rent Credit") for three
(3) months commencing on the Rent Commencement Date and ending on the day immediately preceding the three (3) month anniversary of the Rent Commencement Date. The rent credit described in this Section 2.5 shall



                                       4



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be applied against the first three installments of Fixed Rent payable under this
Lease. Notwithstanding the foregoing, Tenant shall not be entitled to receive any unused portion of the Rent Credit in the event this Lease is terminated or the Rent Commencement Date does not occur subject to the terms herein.

                                   ARTICLE 3

                                USE AND OCCUPANCY

         Section 3.1 Permitted Uses; Licenses.

                  (a) Permitted Uses. Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use. If Tenant uses or suffers the use of the Premises for a purpose which constitutes a Prohibited Use or violates any Requirement, or which causes the Building to be in violation of any Requirement, then Tenant shall promptly discontinue such use upon notice of such violation. Tenant's failure to discontinue such use promptly (and, in all events, within 20 days after such notice) shall be a material default hereunder and Landlord shall have the right, without Tenant having any further period in which to cure,
         (i) to terminate this Lease immediately by giving the 3 day notice provided for in Section 18.1, and (ii) to exercise any and all rights and remedies available to Landlord at law or in equity.

                  (b) Licenses and Permits. Tenant, at its expense, shall obtain and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises.

         Section 3.2 Prohibited Uses. Notwithstanding anything in this Lease to the contrary, in no event shall the Premises be used or occupied by any Person for any Prohibited Use.

         Section 3.3 Delivery of Premises. Landlord shall deliver possession of the Premises to Tenant within one-hundred twenty (120) days of the Bid Date (the "Delivery Date"). As used herein, the "Bid Date" shall mean the day immediately subsequent to the twelve (12) Business Day period following the Construction Document Delivery (as hereinafter defined) during which Landlord shall solicit bids to construct Landlord's Work (as hereinafter defined). If Landlord is unable to deliver possession by the Delivery Date, due to any reason other than any Tenant Delay or Unavoidable Delay, Tenant shall be entitled to an abatement of Fixed Rent of two (2) days for every day after the Delivery Date the Premises is not delivered to Tenant with Landlord's Work Substantially Completed. Landlord shall be deemed to have delivered possession of the Premises to Tenant and Tenant shall be deemed to have accepted possession of the Premises from Landlord as of the Commencement Date, subject to Landlord's Substantial Completion of Landlord's Work (excluding any Landlord's Additional Work) and Tenant's agreement not to interfere with Landlord's prosecution of Landlord's Work in accordance with Section 4.2. There shall be no postponement of the Rent Commencement Date for (i) any Tenant Delay or (ii) any delay by Landlord in the performance of Landlord's Additional Work and/or



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Punch List Items. The provisions of this Section are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law or any successor Requirement. Tenant shall, upon Landlord's request, execute and deliver an agreement setting forth the Commencement Date, the Rent Commencement Date and the Expiration Date, but the failure of Landlord to request such agreement or Tenant to execute and deliver such agreement shall not affect the terms of this Lease.

                                   ARTICLE 4

                   CONDITION OF THE PREMISES; LANDLORD'S WORK

         Section 4.1 Condition. Subject to Landlord's completion of Landlord's Work, Tenant accepts the Premises in its "AS IS" condition and agrees (a) that neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises or the Building except as expressly set forth herein, and (b) except for Landlord's Work, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Premises to prepare the Premises for Tenant's occupancy and possession of same. Promptly after receipt of Landlord's notice pursuant to Section 4.3(b) hereof, Tenant shall arrange a walk-through of the Premises with Landlord for the purpose of determining the Punch List Items to be completed and, except for such Punch List Items, Tenant's occupancy of any part of the Premises (other than occupancy for the purposes of installing Tenant's Property) shall be conclusive evidence, as against Tenant, that Landlord has Substantially Completed Landlord's Work and that, at such time, the Premises and the Building were in a good and satisfactory condition as required by this Lease. Notwithstanding the foregoing, the discovery of latent defects (if any) following the Delivery Date shall not retroactively impact Landlord's Completion Date and/or the Rent Commencement Date.

         Section 4.2 Landlord's Work.

                  (a) Landlord's Obligation. Provided that this Lease is in full force and effect, Landlord, at Landlord's expense (except as otherwise provided in this Lease), shall construct the Premises substantially in accordance with the Construction Documents, as defined in Section 4.3, (collectively, but expressly excluding any Landlord's Additional Work and Landlord's Excluded Work, "Landlord's Work"). "Landlord's Excluded Work" shall mean, collectively, 'SS''SS' 3.1, 3.3, 3.4, 5.1, 7.2, 8.2 and 8.4 of Tenant Upgrades set forth on Schedule C. All costs and expenses associated with Landlord's Work which are Tenant's obligation to pay hereunder (including, without limitation, any items which Landlord has agreed to perform at Tenant's sole cost and expense, the Additional Construction Costs, all of Tenant's Soft Costs and Tenant Upgrades) shall constitute Additional Rent under this Lease and shall be due and payable within 10 Business Days after notice from Landlord that any such Landlord's Work for which an invoice is submitted has been completed.

                  (b) Survival. Tenant's obligation to pay for all Additional Construction Costs shall survive the expiration or earlier termination of this Lease.



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                  (c) Reasonable Efforts. Landlord shall use reasonable efforts to Substantially Complete Landlord's Work and all Landlord's Additional Work (if any) in a timely manner, however, in no event shall any delay in Landlord's Substantial Completion of Landlord's Additional Work or Landlord's Excluded Work in any way postpone the Rent Commencement Date hereunder.

                  (d) Landlord's Completion Date. Landlord's Work, together with Tenant Upgrades (but specifically excluding Landlord's Excluded Work), shall be deemed Substantially Complete, subject to Tenant's right of objection as set forth below, as of the date indicated by Landlord in a written notice delivered to Tenant specifying the date on which Landlord has Substantially Completed such work (such date being "Landlord's Completion Date"). Prior to Landlord's Completion Date, Landlord shall notify Tenant that Landlord wishes to jointly inspect the Premises with Tenant or Tenant's representative. Tenant shall, or shall cause its representative, to meet with Landlord, or Landlord's representative, on such date at which time they shall jointly inspect the Premises for the purpose of identifying Punch-List Items of Landlord's Work or Landlord's Additional Work. Tenant's failure to either (i) inspect the Premises on or before 10 Business Days after the date specified in Landlord's notice to be the date of Substantial Completion, or (ii) object in writing, delivered no later than the expiration of such 10 Business Day period, to either (1) the date specified in Landlord's notice or (2) the fact that Landlord has Substantially Completed Landlord's Work or Landlord's Additional Work, shall, in either case, be conclusive evidence that Landlord has Substantially Completed such work. Notwithstanding the foregoing, Tenant does not waive its right to raise issues subsequent to Landlord's Completion Date, provided that such issues are latent defects and not otherwise determinable by Tenant's inspection of the Premises referenced above. Landlord shall complete all such Punch-List Items within a reasonable time after being identified.

                  (e) Tenant's Access and Possession. Tenant shall have limited access to the Premises for the period commencing on the date hereof and ending on the day immediately preceding Landlord's Completion Date, on reasonable conditions established by Landlord in order to permit Tenant to (1) monitor the progress of Landlord's Work and any Landlord's Additional Work or Tenant Upgrades, (2) following Tenant's reasonable notice to Landlord, install personal property or other furnishings at the Premises or (3) following Tenant's reasonable notice to Landlord, install Tenant's Property (or, with Landlord's prior written approval, which shall not be unreasonably withheld, cause any Tenant Party to install Tenant's Property); provided that such access and possession do not unreasonably interfere with Landlord's prosecution of Landlord's Work or any Landlord's Additional Work or Tenant Upgrades.

         Section 4.3 Construction Documents.

                  (a) Preparation of Architectural Drawings. Tenant has engaged an architect to prepare Architectural Drawings and Specifications for the construction of the Premises, which Architectural Drawings and Specifications are set forth on Schedule B attached hereto (the "Architectural Drawings and Specifications"). Landlord acknowledges that Tenant has delivered to Landlord the Architectural Drawings and Specifications and that



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         Tenant and Landlord hereby acknowledge that each has approved the same as of the date of this Lease. Landlord and Tenant acknowledge that, without limitation, a list of Tenant upgrades are noted on the Architectural Drawings and Specifications and are attached hereto as Schedule C (the "Tenant Upgrades"). Notwithstanding anything to the contrary contained herein, such Tenant Upgrades shall be performed at Tenant's sole cost and expense and Landlord's Excluded Work shall not impact Landlord's Substantial Completion of Landlord's Work.

                  (b) Engineering Drawings and Specifications/Construction Documents. On the Commencement Date, Landlord shall, (i) at its sole cost and expense, cause its engineer to prepare completed engineering plans and specifications (including, to the extent applicable, mechanical, electrical, plumbing, sprinkler and structural construction drawings) (the "Engineering Drawings and Specifications"), based on and consistent with the Architectural Drawings and Specifications, and (ii) deliver the Engineering Drawings and Specifications to Tenant's architect and Tenant's architect shall prepare a fully coordinated set of construction documents incorporating the Architectural Drawings and Specifications and the Engineering Drawings and Specifications (collectively, the "Construction Documents"). Following Tenant's (or Tenant's architect's) delivery to Landlord of the Construction Documents (the "Construction Document Delivery"), but no later than the Bid Date, Landlord shall complete the bidding of the work identified in the Construction Documents and, to the extent practicable, shall obtain separate pricing for each Tenant Upgrade. Upon receipt of such pricing, Landlord shall deliver notice to Tenant as to the cost of each of the Tenant Upgrades and Tenant shall have two (2) Business Days in which to elect to proceed or not to proceed with each such Tenant Upgrade. The Construction Document Delivery shall be deemed full authorization by Tenant for Landlord to proceed with Landlord's Work and procure necessary Work Permits therefor as hereinafter provided. Landlord agrees to contribute up to $24,150.00 (the "Architect Contribution") toward the cost of the preparation by Tenant's architect of the Construction Documents ("Architect Work Cost"), payable directly to Tenant promptly following receipt by Landlord of an invoice therefor; provided, that Tenant shall not then be in default under this Lease; provided, further, that if the Architect Work Cost shall be less than the amount of the Architect Contribution, then the Architect Contribution shall be reduced to the amount of such Architect Work Cost. Landlord shall solely be responsible for the cost of all engineering work. Following the completion of, and based upon, the Construction Documents, Landlord shall perform Landlord's Work and procure all of the required permits, licenses and other approvals required in order to commence the Landlord's Work (the "Work Permits") and obtain all applicable sign-offs; provided, that notwithstanding anything to the contrary contained herein, Landlord's Work shall not include (i) the installation of any voice, video, data or other wiring (other than electrical) in the Premises, (ii) the installation of any security system in the Premises, (iii) any equipment relating to voice, video, data or security, including, without limitation, telephones and
         (iv) furniture, systems furniture, equipment or distribution of power within such furniture, systems furniture or equipment (other than electrical connections as set forth in the Construction Documents for such systems), trade fixtures or decorative effects (such as drapes and pictures), office equipment or any other computer or telecommunications installation. Tenant acknowledges that Landlord shall not be responsible for any delays in the performance of the Landlord's Work caused by



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         Tenant's failure to timely approve the Construction Documents. Tenant shall and shall cause its architect to reasonably cooperate with Landlord, its employees, agents, subcontractors, engineers and all other parties involved in the Landlord's Work and shall make itself and cause the architect to make itself available at all reasonable times to facilitate the completion of Landlord's Work.

                  (c) General Conditions of Landlord's Work.

                  (i) Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be required to perform, and Tenant shall not request, any work which would (A) result in a violation of, or require a change in, the Certificate of Occupancy; (B) materially and adversely affect the outside appearance or use of the Building; (C) physically affect any portion of the Building located outside the boundaries of the Premises; (D) affect the structural integrity of the Building; or
         (E) materially and adversely affect the proper functioning of any air-conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or system of the Building.

                    (ii) Notwithstanding anything to the contrary contained in this Lease, neither the recommendation, designation, selection, engagement or approval by Landlord of any subcontractors, architects or engineers, nor the review or approval by Landlord of the Architectural Drawings and Specifications or Construction Documents, shall constitute a representation or warranty by Landlord that the Premises, when constructed, will be suitable for their intended purpose. Tenant shall not make or cause to be made any changes in the Construction Documents without Landlord's prior written approval, which shall not be unreasonably withheld or delayed, provided, that Landlord may, in Landlord's sole and absolute discretion, disapprove any proposed changes that (A) will result in a violation of, or require a change in, the Certificate of Occupancy; (B) will materially and adversely affect the outside appearance or use of the Building; (C) will physically affect any portion of the Building located outside the boundaries of the Premises; (D) will materially affect the structural integrity of the Building, provided, that, in the case of any structural change requested by Tenant under the Construction Documents, Landlord may, in Landlord's sole discretion upon the Expiration Date or sooner termination of the Term, cause Tenant to restore the Premises to the condition of the Premises prior to any such Alteration; or (E) will materially and adversely affect the proper functioning of any air-conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or system of the Building.

                  (iii) All Architectural Drawings and Specifications, Landlord's Additional Work (if any) and Tenant Upgrades (if any) submitted to Landlord must be signed and sealed in proper and sufficient form for Landlord to obtain all necessary Work Permits for Landlord's completion of Landlord's Work, Landlord's Additional Work (if any) and Tenant Upgrades (if any).

                  (d) Landlord's Additional Work. Tenant shall have the right to make or cause to be made reasonable changes from time to time to the Construction Documents by delivering to Landlord revised plans and specifications therefor (collectively, "Landlord's Additional Work") in such form and detail as Landlord may reasonably



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         request. All Landlord's Additional Work shall be at Tenant's sole cost and expense and subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned, provided that Landlord may, in Landlord's sole and absolute discretion, disapprove any proposed changes that (i) will result in a violation of, or require a change in, the Certificate of Occupancy; (ii) will materially and adversely affect the outside appearance or use of the Building; (iii) will physically affect any portion of the Building located outside the boundaries of the Premises; (iv) will materially affect the structural integrity of the Building, provided, that, in the case of any structural change requested by Tenant under the Construction Documents, Landlord may, in Landlord's sole discretion upon the Expiration Date or sooner termination of the Term, cause Tenant to restore the Premises to the condition of the Premises prior to any such Alteration; or (v) will materially and adversely affect the proper functioning of any air-conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or system of the Building. Without limiting the generality of the foregoing, no Landlord's Additional Work will be approved or processed unless (A) all changes to and modifications of the Construction Documents are circled or highlighted as per standard industry practices, and (B) such Landlord's Additional Work conforms with the requirements of this Lease. Landlord shall approve or reject any proposed Landlord's Additional Work within 10 Business Days after receipt thereof. If Landlord rejects any proposed Landlord's Additional Work, Landlord shall provide Tenant with notice thereof stating the reasons for such rejection. In the event Landlord rejects any proposed Landlord's Additional Work, Tenant may revise such proposal and re-submit the same pursuant to this Section 4.3(d). Upon receipt and approval of any Landlord's Additional Work, Landlord shall provide Tenant with notice thereof, which notice shall include (i) Landlord's estimation of the amount of additional cost arising therefor, which shall include all costs of materials, labor, Soft-Costs and all other out-of-pocket expenses (collectively, "Additional Construction Costs") and (ii) any specific terms or conditions for the performance of Landlord's Additional Work, including the estimated delay arising from performance of Landlord's completion of Landlord's Additional Work. Tenant shall have 2 Business Days after receiving such notification of approval from Landlord to advise Landlord that either (A) Tenant desires not to proceed with Landlord's Additional Work or (B) Tenant accepts such terms and conditions, in which case and concurrent with such acceptance, Tenant shall pay Landlord, without set-off, Landlord's estimation of the Additional Construction Costs. If Tenant fails to instruct Landlord in writing within the foregoing 2-Business Day period whether or not to proceed with the proposed Landlord's Additional Work, then in such case Tenant shall be deemed to have instructed Landlord not to proceed. Upon completion of Landlord's Additional Work and (i) in the event the amount previously paid by Tenant as Additional Construction Costs exceeds the actual Additional Construction Costs, then Landlord shall promptly refund such excess to Tenant or (ii) in the event the actual Additional Construction Costs exceeds the amount previously paid by Tenant as Additional Construction Costs, then Tenant shall promptly pay, without set-off, such shortfall to Landlord (such obligation shall be deemed Additional Rent hereunder). Landlord shall provide Tenant with such documentation as may be reasonably requested by Tenant to verify the Additional Construction Costs.

         (e) Tenant Delay.



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                  (i) If Landlord shall be delayed in the Substantial Completion of the Landlord's Work as a result of any act, neglect, failure or omission of a Tenant Party, including, without limitation, any of the following, such delay shall be deemed a "Tenant Delay":

                  (a) Tenant's failure or failure to cause Tenant's architect to reasonably cooperate with Landlord, Landlord's agent, the contractor and all other parties involved in the Landlord's Work;

                  (b) Tenant's failure or omission, for any reason whatsoever, to deliver the Construction Documents on or before the date which is 12 days following the execution of this Lease;

                  (d) Tenant's request for any change, addition or modification in the Construction Documents;

                  (e) Tenant's failure to pay to Landlord the Additional Construction Costs or any other costs associated with any Landlord's Additional Work;

                  (f) Landlord's Additional Work (including, but not limited to, the implementation, processing, review, analysis and approval thereof);

                  (g) Tenant's request for materials, finishes or installations that are not listed on Schedule B or otherwise not readily available at the time Landlord is ready to install same, unless within 2 Business Days of being requested by Landlord to agree to substitute a material, finish or installation that is comparable in quality and not substantially greater in cost, Tenant agrees to such substitution;

                  (h) The performance of work by a person, firm or corporation employed by Tenant which interferes with the performance of the Landlord's Work and delays in the completion of the said work by said person, firm or corporation, which interference and/or delay continues for 24 hours after notice to Tenant (such notice to be subject to Article 27 hereof);

                  (i) Any delay which results from any act or omission of a Tenant Party, including delays due to changes in or additions to, or interference with, or lack of cooperation with regard to, any work to be done by Landlord including, without limitation, Landlord's Work and Tenant Upgrades, or delays by Tenant in submission of information, or selecting construction materials to be installed by Landlord as part of the Landlord's Work (e.g., color of paint and carpet), if any, or approving working drawings or estimates or giving authorizations or approvals, and such delay continues for 24 hours after notice to Tenant (which notice may be verbal); and/or

                  (j) Any other failure by Tenant to comply with Tenant's obligations under this Lease, and such failure continues for 24 hours after notice to Tenant (which notice may be verbal).

                  (ii) Notwithstanding anything to the contrary contained herein, if Landlord's Completion Date shall be delayed by reason of a Tenant Delay, Landlord's Work shall be deemed Substantially Completed, and Landlord's Completion Date shall be deemed to have occurred, as of the date that Landlord's Work would have been Substantially Completed but for any such Tenant Delay and there shall not be any postponement of the Rent Commencement Date or any other rent abatement or monetary concession whatsoever.

                  (f) Miscellaneous. Landlord and Tenant acknowledge and agree that Landlord is performing (or causing to be performed) the Landlord's Work as an accommodation to Tenant and that such performance requires the cooperation by both parties; therefore, Tenant agrees that, except as provided in this Lease, nothing contained in this Article 4 nor the performance of the Landlord's Work by Landlord (i) shall give rise to any liability or obligation of Landlord to Tenant, (ii) shall entitle Tenant to any compensation, abatement or diminution of basic annual rent or additional rent, or (iii) shall relieve Tenant from any of its obligations under this Lease or otherwise or give rise to any rights of Tenant as against Landlord or this Lease.

                                    ARTICLE 5

                                   ALTERATIONS

         Section 5.1 Tenant's Alterations.

                  (a) Landlord's Approval. Tenant shall not make any alterations, additions or other physical changes in or about the Premises (collectively, "Alterations"), other than Alterations such as painting, wall coverings, floor coverings, raised flooring, installation of any equipment relating to voice, video, data or security, including, without limitation, telephones and furniture, furniture systems or equipment (including electrical wiring into furniture systems or equipment), trade fixtures or decorative effects (such as pictures) or office equipment (collectively, "Decorative Alterations"), without Landlord's prior consent, which may be withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to Alterations so long as such Alterations (i) do not affect the exterior of the building or materially affect the Building Structure or Building Systems, provided, that, Landlord may, in Landlord's sole discretion upon the Expiration Date or sooner termination of the Term, cause Tenant to restore the Premises to the condition of the Premises prior to any such Alteration,
         (ii) are performed only by Landlord's designated contractors or by contractors approved by Landlord to perform such Alterations, such approval not to be unreasonably withheld or delayed, (iii) affect only the Premises and are not visible from outside of the Premises or the Building, (iv) do not affect the Certificate of Occupancy issued for the Building or the Premises, (v) are consistent with the design, construction and equipment of the Building, (vi) do not adversely affect or increase the cost of any service furnished by Landlord to Tenant or to any other tenant of the Building, (vii) do not violate or adversely affect any landmark designation affecting the Building (including, without limitation, insuring conformance with the Secretary of Interior's Standards for Rehabilitation as interpreted by the State Historic Preservation Office and the National Park Service and any and all

         New York City landmark regulations), and (viii) do not violate any Requirement or cause the Premises or the Building to be non-compliant with any Requirement.

                  (b) Plans and Specifications. Prior to making any Alterations, Tenant, at its expense, shall (i) submit to Landlord for its approval, which shall not be unreasonably withheld or delayed except as set forth herein, detailed plans and specifications (including layout, architectural, mechanical, electrical, plumbing, sprinkler and structural drawings) of each proposed Alteration (other than Decorative Alterations), and with respect to any Alteration affecting any Building System, Tenant shall submit proof that the Alteration has been designed by, or reviewed and approved by, Landlord's designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities and (iii) furnish to Landlord duplicate original policies or certificates of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration), comprehensive public liability (including property damage coverage) insurance and Builder's Risk coverage (issued on a completed value basis) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord's Agent, and their respective employees and agents, any Lessor and any Mortgagee as additional insureds and (iv) furnish to Landlord such other evidence of Tenant's ability to complete and to fully pay for such Alterations (other than Decorative Alterations) as is reasonably satisfactory to Landlord, however, in the event the aggregate cost of such Alterations (other than Decorative Alterations) exceeds $150,000.00, then Tenant shall deliver to Landlord an irrevocable letter of credit in form, an amount and from an issuing bank with principal offices in the United States and local offices in the State of New York, each reasonably satisfactory to Landlord, as security for Tenant's ability to pay for such Alterations. The amount of the letter of credit may be reduced by corresponding amounts on account of lien waivers from Tenant's contractors. Following any such reduction, any replacement letter of credit shall be subject to the same requirements set forth in this Section 5.1(b). In connection with any submission to Landlord pursuant to clause (i) above, Landlord shall advise Tenant whether or not any of the Alterations described in the submitted plans and specifications constitute Specialty Alterations, and, if so, whether or not Landlord requires that such Specialty Alterations be removed at the end of the Term. Tenant shall give Landlord not less than 5 Business Days notice prior to performing any Decorative Alteration which notice shall contain a description of such Decorative Alteration. The review/alteration of Tenant drawings and/or specifications by Landlord and any of its representatives is not intended to verify Tenant's engineering or design requirements and/or solutions. Notwithstanding the foregoing, Landlord may withhold consent for any Alteration or Decorative Alteration that is inconsistent and not reasonably in conformance with aesthetic standards applicable to comparable buildings in Manhattan.

                  (c) Permits. Upon Tenant's request, Landlord shall reasonably cooperate with Tenant in obtaining any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (if the provisions of the applicable Requirement require that Landlord join in such application), provided that Tenant shall reimburse Landlord for any cost, expense or liability in connection therewith. Tenant shall indemnify, defend and hold harmless Landlord for any Losses (as defined in Section

         32.1) arising out of Tenant's Alterations or related to any applications or other filings related to such permits, approvals or certificates required for any of Tenant's Alterations.

               (d) Governmental Approvals. Upon completion of any Alteration, Tenant, at its expense, shall promptly obtain certificates of final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof.

               (e) Filed Plans. Within 30 days after completion of any Alteration, Tenant, at its expense, shall deliver to Landlord one reproductive set of the "as-built" plans and specifications for such Alterations (other than Decorative Alterations) and either a diskette copy of such "as-built" plans and specifications prepared on an AutoCAD Computer Assisted Drafting and Design system (or such other system or medium as Landlord may accept) using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming convention as Landlord may accept) or magnetic computer media of such record drawings and specifications, translated in DXF format or such other format as shall be required or acceptable to Landlord. Tenant may, as an alternative, provide Landlord with marked drawings specifically illustrating such Alterations.

         Section 5.2 Manner and Quality of Alterations. All Alterations shall be performed (a) in a good and workmanlike manner and free from defects, (b) substantially in accordance with the plans and specifications as required under
Section 5.1, and by contractors reasonably approved by Landlord, (c) under the supervision of a licensed architect reasonably satisfactory to Landlord (other than Decorative Alterations), and (d) in compliance with all Requirements, the terms of this Lease, and all standard procedures and regulations then prescribed by Landlord for all work performed in the Building, and the Rules and Regulations. All materials and equipment to be used in the Premises shall be of first quality and at least equal to the applicable standards for the Building then established by Landlord, and no such materials or equipment (other than Tenant's Property) shall be subject to any lien, security interest or other encumbrance. Any Tenant renovations must (i) be performed by those contractors and subcontractors on Landlord's approved contractor's list and (ii) be compatible with Building Class E System and other common systems, etc.

         Section 5.3 Removal of Tenant's Property.

                  (a) Tenant's Property. Tenant's Property shall be and remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. On or prior to the Expiration Date or sooner termination of the Term, Tenant shall, at Tenant's expense, remove all Tenant's Property, except for such Tenant's Property which Landlord had previously indicated in writing may remain on the Premises.

                  (b) Specialty Alteration; Slab Penetrations. On or prior to the Expiration Date or sooner termination of the Term, Tenant shall, at Tenant's expense, and, unless otherwise directed by Landlord: (i) provided that Landlord shall have advised Tenant of the request to remove same in accordance with the provisions of Section 5.1(b), remove any Specialty Alteration and (ii) close up any slab penetrations in the Premises. At least 30 days prior to commencing the removal of any Specialty Alterations or effecting such closings, Tenant shall notify Landlord of its intention to remove such Specialty Alterations or effect such closings, and if Landlord notifies Tenant within such 30 day period, Tenant shall not remove such Specialty Alterations or close such slab penetrations, and the Specialty Alterations not so removed shall become the property of Landlord upon the Expiration Date or sooner termination of the Term.

                  (c) Intentionally Deleted.

                  (d) Damage. Tenant shall repair, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant's removal of any Specialty Alterations or Tenant's Property or by the closing by Tenant of any slab penetrations, and upon default thereof, Tenant shall reimburse Landlord, on demand, for Landlord's cost of repairing such damage.

                  (e) Abandonment. Any Specialty Alterations or Tenant's Property not removed on or before the Expiration Date or sooner termination of the Term shall be deemed abandoned and Landlord may either retain the same as Landlord's property or, if Tenant is obligated to remove the same hereunder, remove and dispose of same, and repair and restore any damage caused thereby, at Tenant's cost and without accountability to Tenant. This Section 5.3 shall survive the expiration or earlier termination of this Lease.

         Section 5.4 Mechanic's Liens. Tenant shall, in due course, pay in cash all amounts due in respect of any Alteration undertaken by Tenant. Tenant, at its expense, shall discharge any lien or charge filed against the Premises or the Real Property in connection with any work claimed or determined in good faith by Landlord to have been done by or on behalf of, or materials claimed or determined in good faith by Landlord to have been furnished to, Tenant, within 15 days after Tenant's receipt of notice thereof by payment, filing the bond required by applicable Requirements or otherwise in accordance with applicable Requirements.

         Section 5.5 Labor Relations. Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord's sole judgment, such employment, delivery or use will interfere or cause any conflict or disharmony with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or the use and enjoyment of the Building by other tenants or occupants. In the event of such interference, conflict or disharmony, upon Landlord's request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

         Section 5.6 Tenant's Costs. Tenant shall pay to Landlord or its designee, within 10 days after demand, all reasonable out-of-pocket costs actually incurred by Landlord in connection with Tenant's Alterations, including costs incurred in connection with (a) Landlord's review of the Alterations (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any Alteration required by trade union policy or otherwise, to operate elevators or otherwise to facilitate Tenant's Alterations.

         Section 5.7 Tenant's Equipment. Tenant shall not move any heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, "Equipment") into or out of the Building without Landlord's prior consent (which consent shall not be unreasonably withheld or delayed) and payment to Landlord of any reasonable out-of-pocket costs incurred by Landlord in connection therewith. If such Equipment requires special handling, Tenant agrees (a) to employ only persons holding a Master Rigger's License to perform such work, (b) all work performed in connection therewith shall comply with all applicable Requirements and (c) such work shall be done only during hours reasonably designated by Landlord in accordance with the Building practices and procedures.

         Section 5.8 Legal Compliance. The approval of plans or specifications, or consent by Landlord to the making of any Alterations, does not constitute Landlord's agreement or representation that such plans, specifications or Alterations comply with any Requirements or the Certificate of Occupancy issued for the Building. Landlord shall have no liability to Tenant or any other party in connection with Landlord's approval of any plans and specifications for any Alterations, or Landlord's consent to Tenant's performing any Alterations. If as the result of any Alterations made by or on behalf of Tenant, Landlord is required to make any alterations or improvements to any part of the Building in order to comply with any Requirements, whether or not in or near the Premises, Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements as provided in Article 20.

        Section 5.9 Windows.

                  (a) Window Pockets. Tenant acknowledges that the perimeter of the ceiling of the Premises that is adjacent to any exterior window has been designed and constructed with pockets that permit the windows in the Premises to open. No Alteration may be undertaken which affects the foregoing design and construction of such perimeter ceilings. No ceilings will be installed at a height below the top of any window opening. If ceilings need to be dropped for HVAC or other installations, the area of the lowered ceiling will be the minimum feasible and will be set back from the exterior window as required to allow full opening of the windows.

                  (b) Blinds. Landlord shall install, at Landlord's sole cost, one inch (1") white tapeless Venetian blinds on all exterior windows. Tenant agrees to maintain, at Tenant's sole cost, such blinds. No other window treatment or covering shall be permitted to the extent such treatment or covering is visible from the exterior of the Building.

                                   ARTICLE 6

                                   FLOOR LOAD

                  Tenant shall not place a load upon any floor of the Premises that exceeds the maximum "live load" permitted by the Certificate of Occupancy for the building issued by NYC Department of Buildings, pounds per square foot "live load". Landlord reserves the right to reasonably designate the position of all Equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof.

                                    ARTICLE 7

                                     REPAIRS

         Section 7.1 Landlord's Repair and Maintenance. Landlord shall operate, maintain and, except as provided in Section 7.2 hereof, make all necessary repairs (both structural and nonstructural) to (a) the Building Systems up to the point of connection to the Premises, and (b) the public portions of the Building, both exterior and interior, and structural elements (i.e., all floors and ceiling slabs and bearing walls) within the Premises, except to the extent such structural elements have been altered by Tenant, in conformance with standards applicable to first-class renovated office buildings of comparable age and quality in downtown Manhattan. Notwithstanding the foregoing, Landlord shall, at Landlord's expense, make any repairs required to Landlord's Work to the extent such repairs are required due to improper construction or installation of Landlord's Work by Landlord, its agents, employees, licensees or invitees.

         Section 7.2 Tenant's Repair and Maintenance. Subject to Landlord's repair obligations set forth in Section 7.1 above, Tenant shall promptly, at its expense and in compliance with Article 5 and subject to Section 9.1(c) of this Lease, (a) make all nonstructural repairs to the Premises and the fixtures, equipment and appurtenances therein as and when needed to preserve the Premises in good working order and condition, except for reasonable wear and tear and damage for which Tenant is not responsible pursuant to this Lease, and (b) replace scratched or damaged doors, signs and glass (other than exterior window glass) in and about the Premises. Without limiting the foregoing, all damage to the Premises or to any other part of the Building, or to any fixtures, equipment and/or appurtenances thereof, whether requiring structural or nonstructural repairs, caused by or resulting from any act, omission, neglect or improper conduct of, or Alterations made by, or the moving of Tenant's fixtures, furniture or equipment into, within or out of the Premises by any Tenant Party, and all damage to any portion of the Building Systems located in the Premises (other than damage caused by Landlord or any employee or representative of Landlord), shall be repaired at Tenant's expense. Subject to Section 9.1(c) of this Lease, such repairs shall be made by (i) Tenant, at Tenant's expense, if the required repairs are nonstructural in nature and do not affect any Building System or any portion of the Building outside of the Premises, or (ii) Landlord, at Tenant's expense, if the required repairs are structural in nature, involve replacement of exterior window glass (if damaged by Tenant) or affect any Building System or any portion of the Building outside of the Premises (such repairs shall be performed by either Landlord's employees, Landlord's contractor or a contractor approved by Landlord in writing). All Tenant repairs shall be of a quality and shall utilize construction materials at least equal to the original work or construction and shall be made in accordance with this Lease. Tenant shall give Landlord prompt notice of any defective condition of which Tenant is aware in any Building System located in, servicing or passing through the Premises. All Tenant repairs shall be of a quality at least equal to the original work or construction using new construction materials, and shall be made in accordance with this Lease. If Tenant fails to proceed with due diligence to make any repairs required to be made by Tenant, Landlord may, after 7 Business Days notice, make such repairs and all costs and expenses incurred by Landlord on account thereof shall be paid by Tenant as provided in Article 20.

         Section 7.3 Vermin. Tenant shall, at its expense, cause the Premises to be exterminated, from time to time as Landlord may reasonably direct or whenever there is evidence of infestation to Landlord's reasonable satisfaction, by a licensed exterminator designated by Landlord. Landlord shall secure from an independent, licensed exterminator ("Designated Exterminator") a master extermination agreement providing for available extermination services for all tenants at the Building (the "Extermination Contract"). All extermination of the Premises shall be made by the Designated Exterminator pursuant to the Extermination Contract. Landlord may bill Tenant monthly, or in accordance with such other period as payments become due and payable under the Extermination Contract, for Tenant's pro rata share of all such extermination services under the Extermination Contract plus 100% of all additional charges relating to supplemental extermination services provided to the Premises. Tenant shall promptly pay Landlord, as Additional Rent, when billed such amount.

         Section 7.4 Interruptions Due to Repairs. Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building, including the Building Systems which provide services to Tenant, as Landlord deems necessary or desirable, provided that in no event shall the level of any Building service decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such work by Landlord or as required by any Requirement). Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the making of such changes, repairs, alterations, additions, improvements, repairs or replacements, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever, except in such cases when the changes, alterations, additions, improvements, repairs or replacements are of a nature that are typically performed during overtime. Except as otherwise provided herein, there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant's other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment therein. Notwithstanding the foregoing, if such changes, alterations, additions, improvements, repairs, replacements or disruptions of Building Services are ongoing or continuous, and Tenant is prevented from using or entering the Premises and conducting its business operations for more than four (4) Business Days, Rent shall be abated for each day thereafter that Tenant is prevented from using or entering the Premises and conducting its business therein.

                                    ARTICLE 8

                    INCREASES IN TAXES AND OPERATING EXPENSES

         Section 8.1 Definitions. For the purposes of this Article 8, the following terms shall have the meanings set forth below:

                  (a) "Assessed Valuation" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

                  (b) "Base Taxes" shall mean an amount equal to the Taxes payable (without regard to any abatements then in effect) in respect of the Base Tax Year.

                  (c) "Statement" shall mean a statement containing a comparison of the Taxes payable for the Base Tax Year and the Taxes payable for any Tax Year.

                  (d) "Tax Year" shall mean the 12-month period from July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of New York as its fiscal year for real estate tax purposes).

                  (e) "Taxes" shall mean (i) all real estate taxes, assessments (including assessments made as a result of the Building being within a business improvement district and giving effect to all abatements, including, without limitation, those received under the New York Industrial and Commercial Incentive Program ("ICIP") and any increases as a result of the diminution or expiration of any deferral or abatement in real estate taxes in connection with such ICIP), sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, and (ii) all expenses (including reasonable attorneys' fees and disbursements and experts' and other witnesses' fees) incurred in contesting any of the foregoing or in connection with any application for a reduction of the Assessed Valuation of all or any part of the Real Property or for a judicial review thereof. Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord's late payment of Taxes, except for interest payable in connection with the installment payment of assessments pursuant to the next sentence, or
         (y) franchise, income, transfer, inheritance, gross receipts, payroll or stamp or other similar taxes imposed upon Landlord. If Landlord elects to pay any assessment in annual installments, then for the purposes of this Article 8, (A) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and (B) there shall be deemed included in Taxes for each Tax Year the installments of such assessment becoming payable during such Tax Year, together with interest payable during such Tax Year on such installments and on all installments thereafter becoming due as provided by applicable Requirements, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the date hereof shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the franchise, income, gross receipts, payroll or stamp or other similar taxes or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes, provided that any tax, assessment, levy, imposition or charge imposed on income from the Real Property shall be calculated as if the Real Property were the only asset of Landlord.

         Section 8.2 Tenant's Tax Payment.

                  (a) Increases over Base Taxes. If the Taxes payable for any Tax Year after the Base Tax Year exceed the Base Taxes, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess ("Tenant's Tax Payment"). Tenant's Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for each Tax Year shall be due and payable by Landlord to the applicable Governmental Authority. Tenant shall pay Tenant's Proportionate Share of each such installment within 30 days after a rendering of a statement therefore by Landlord to Tenant, but in no event shall Tenant be required to pay Tenant's Proportionate Share of any installment of Taxes more than 30 days prior to the date such installment of Taxes first becomes due to the applicable Governmental Authority. Notwithstanding the foregoing, if during any Tax Year, a Mortgagee requires Landlord to make monthly payments to a tax escrow, Landlord may furnish to Tenant, in respect of each Tax Year in which such Tax Year commences, a Statement setting forth Landlord's reasonable estimate of Tenant's Tax Payment for such Tax Year. Subject to the provisions of this Section 8.2(a), Tenant shall pay to Landlord on the first day of each month during any such Tax Year (and on the first day of each month thereafter in such Tax
         Year) an amount equal to 1/12th of Landlord's estimate of Tenant's Tax Payment for such Tax Year. If Tenant shall have been paying monthly installments of the Tax Payment pursuant to the preceding sentence and Landlord shall not furnish any such estimate for such Tax Year or if Landlord shall furnish any such estimate subsequent to the commencement thereof, then (x) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 8.2(a) for the last month of the preceding Tax Year; (y) after such estimate is furnished to Tenant, if the installments of Tenant's Tax Payment previously made for such Tax Year were greater or less than the installments of Tenant's Tax Payment to be made in accordance with such estimate, then (1) if there is a deficiency, Tenant shall pay the amount thereof to Landlord within 10 Business Days after such estimate is furnished to Tenant, or (2) if there is an overpayment, Landlord shall credit such overpayment against subsequent installments of Rent; and (z) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout such Tax Year, Tenant shall pay to Landlord an amount equal to 1/12th of Tenant's Tax Payment shown on such estimate. Landlord may, during each Tax Year, furnish to Tenant a revised Statement of Landlord's estimate of Tenant's Tax Payment for such Tax Year, and in such case, Tenant's Tax Payment for such Tax Year shall be adjusted and any deficiencies paid or overpayments credited, as the case may be, substantially in the same manner as provided in the preceding sentence. After the end of each Tax Year, Landlord shall furnish to Tenant a Statement of Taxes for such Tax Year and (A) if such Statement shall show that the sums so paid by Tenant were less than Tenant's Tax Payment for such Tax Year, Tenant shall pay to Landlord the amount of such deficiency in Tenant's Tax Payment within 20 Business Days after such Statement is furnished to Tenant, or (B) if such


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


         Statement shall show that the sums so paid by Tenant were more than Tenant's Tax Payment for such Tax Year, Landlord shall, at its election, pay to Tenant such overpayment in Tenant's Tax Payments or credit such overpayment in Tenant's Tax Payment against subsequent installments of Rent payable by Tenant; provided, that if the term of this Lease shall have expired or been terminated and all amounts owing from Tenant to Landlord shall have been paid in full, Landlord shall pay such excess payment to Tenant within 20 Business Days after Tenant's receipt of such Statement. If there shall be any increase in the Taxes for any Tax Year (other than the Base Tax Year), whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year (other than the Base Tax Year), Tenant's Tax Payment for such Tax Year shall be appropriately adjusted and any deficiencies paid or overpayments credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

                  (b) Apportionment - Tax Year. Taxes for each real estate tax fiscal year shall be apportioned on the basis of the number of days in such fiscal year included in any particular Tax Year subsequent to the Base Tax Year for the purpose of making the computations under this Section.

                  (c) Certiorari Proceedings. Tenant shall not (and hereby waives any and all rights it may now or hereafter have to) institute or maintain any action, proceeding or application in any court or other body having the power to fix or review assessed valuations or tax rates, for the purpose of reducing Taxes. The filing of any such proceeding by Tenant without Landlord's consent shall be an immediate Event of Default hereunder. If the Taxes payable for the Base Tax Year are reduced, the Base Taxes shall be correspondingly revised, the Additional Rent previously paid or payable on account of Tenant's Tax Payment hereunder for all Tax Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord within 10 Business Days after being billed therefor, any deficiency between the amount of such Additional Rent previously computed and paid by Tenant to Landlord, and the amount due as a result of such recomputations. If the Taxes payable for the Base Tax Year are increased then Landlord shall either pay to Tenant, or at Landlord's election, credit against subsequent payments of Rent due, the amount by which such Additional Rent previously paid on account of Tenant's Tax Payment exceeds the amount actually due as a result of such recomputations. If Landlord receives a refund or credit of Taxes for any Tax Year, Landlord shall recalculate Tenant's Tax Payment for the applicable periods (taking into account the provisions of Sections 8.2(a) and (b)) and shall, as and when such refund payment or credit is received, at its election, either pay to Tenant, or credit against subsequent payments of Rent due hereunder, an amount equal to Tenant's Proportionate Share of the refund, net of any expenses incurred by Landlord in achieving such refund and adjustments to Tenant's Tax Payments resulting from such recalculation, which amount shall not exceed Tenant's Tax Payment paid for such Tax Year. Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the Assessed Valuation.

                  (d) Payment Due Regardless of Exemption. Tenant shall be obligated to make Tenant's Tax Payment regardless of whether Tenant may be exempt from the payment of any taxes as the result of any reduction, abatement, or exemption from Taxes granted or agreed to by any Governmental Authority, or by reason of Tenant's diplomatic or other tax exempt status.

                  (e) Apportionment - Lease Term. If the Expiration Date shall occur on a date other than the last day of a Tax Year, any Additional Rent payable by Tenant to Landlord under this Section 8.2 for the Tax Year in which such Expiration Date occurs shall be apportioned on the basis of the number of days in the period from such last day to the Expiration Date shall bear to the total number of days in such Tax Year. In the event of the expiration or earlier termination of this Lease, any Additional Rent under this Section 8.2 shall be paid or adjusted within 30 days after such Additional Rent becomes due. Notwithstanding anything to the contrary herein, in no event shall Fixed Rent ever be reduced by operation of this Section 8.2.

                  (f) Occupancy or Rent Tax. Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and applicable to Tenant's occupancy of the Premises, regardless of whether imposed by its terms upon Landlord or Tenant and, if such tax is payable by Landlord, Tenant shall promptly pay (without duplication) such amounts to Landlord, upon Landlord's demand, as Additional Rent.

                  (g) Lower Manhattan Commercial Revitalization Program. Landlord shall use reasonable efforts to cooperate with Tenant (but shall have no obligation to expend any monies in connection therewith, including, without limitation, filing fees and legal fees) in connection with Tenant's application to receive real estate tax abatements currently available under Title 4 of Article 4 of the Real Property Tax Law of the State of New York ("Title 4"). Pursuant to Title 4, Landlord hereby informs Tenant that

                  (1) an application for abatement of real property taxes pursuant to Title 4 will be made for the Premises;

                  (2) the Rent, including amounts payable by Tenant for Taxes, will be adjusted to accurately reflect any abatement of Taxes granted pursuant to Title 4 for the Premises;

                  (3) at least $10 per square foot or $35 per square foot must be spent on improvements to the Premises and the common areas, the amount being dependent upon the length of this Lease and whether it is a new or renewal lease, provided, however, that with respect to a lease commencing on or after April 1, 1997, if by the 60th day following the Rent Commencement Date, Tenant employs 125 or fewer employees in the relevant Premises, at least $5 per square foot must be spent on improvements to the Premises and the common areas; and

                  (4) all abatements granted with respect to a building pursuant to Title 4 will be revoked, if, during the benefit period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in Subdivision four of Section Four Hundred Ninety-Nine of Title 4.

         Section 8.3 Formula. The computations of Additional Rent under this
Article 8 are intended to constitute a formula for an agreed rental adjustment and may or may not constitute an actual reimbursement to Landlord for Taxes.

         Section 8.4 Non-Waiver; Disputes.

                  (a) No Waiver. Landlord's failure to render any Statement on a timely basis with respect to any Tax Year shall not prejudice Landlord's right to thereafter render a Statement, with respect to such Tax Year or any subsequent Tax Year, nor shall the rendering of a Statement prejudice Landlord's right to thereafter render a corrected Statement for any Tax Year.

                  (b) Disputes. Each Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant shall, (i) pay to Landlord when due, the amount set forth in such Statement, without prejudice to Tenant's right to dispute such Statement, and (ii) within 60 days after such Statement is sent, send a written notice to Landlord objecting to such Statement and specifying the reasons for Tenant's claim that such Statement is incorrect. Notwithstanding the above-referenced 60 day period, Tenant shall have 18 months after such Statement is sent to send a written notice to Landlord objecting to any real estate taxes and specifying the reasons for Tenant's claim that such real estate taxes are incorrect. Tenant agrees that Tenant will not employ, in connection with any dispute under this Lease, any Person who is to be compensated in whole or in part, on a contingency fee basis. If the parties are unable to resolve any such dispute within 30 days following the giving of Tenant's notice of objection either party may within 10 days after the expiration of such 30-day period refer the issues raised to an independent firm of certified public accountants selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In connection therewith, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review, or the substance of any admissions or stipulations by any party in connection therewith, or of any resulting reconciliation, compromise or settlement. The non-prevailing party shall pay the fees and expenses relating to such procedure.

         Section 8.5 No Reduction in Rent. Anything in this Article 8 to the contrary notwithstanding, under no circumstances shall any decrease in Taxes in any Tax Year below the Base Taxes result in a reduction in the Fixed Rent or any other component of Additional Rent payable hereunder.

                                   ARTICLE 9

                               REQUIREMENTS OF LAW

         Section 9.1 Compliance.



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



                  (a) Tenant's Compliance. Tenant, at its expense, shall comply (or cause to be complied) with all Requirements applicable to the Premises, regardless of whether imposed by their terms upon Landlord or Tenant; provided, however, that Tenant shall not be obligated to comply with any Requirement requiring any structural alteration to the Premises unless the application of such Requirement arises from (i) Tenant's manner of use or occupancy of the Premises (as distinguished from the use or occupancy of the Premises for office purposes generally), (ii) any cause or condition created by or on behalf of any Tenant Party (including any Alterations), (iii) the breach of any of Tenant's obligation under this Lease, (iv) the Americans with Disabilities Act or New York City Local Law #58 (as each of the same may be amended from time to time and any Requirements of similar import), provided that Tenant shall only be responsible for any Requirement under this Section 9.1(a)(iv) arising out of Tenant's manner of use or occupancy of the Premises (as distinguished from the use or occupancy of the Premises for office purposes generally), or (v) any Hazardous Materials having been brought into the Building or affected by any Tenant Party. All repairs and alterations to the Premises, required to be made by Tenant as provided above to cause the Premises to comply with any Requirements shall be made by (i) Tenant, at Tenant's expense, if the required repairs are nonstructural in nature and do not affect any Building System or any portion of the Building outside of the Premises, or (ii) Landlord, at Tenant's expense, if the required repairs are structural in nature, involve replacement of exterior window glass (if damaged by Tenant) or affect any Building System or any portion of the Building outside of the Premises (such repairs shall be done by Landlord's employees, Landlord's contractor or a contractor approved by Landlord in writing). If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt written notice thereof.

                  (b) Hazardous Materials. Tenant shall not (i) cause or permit any Hazardous Materials to be brought into the Building, (ii) cause or permit the storage or use of Hazardous Materials in any manner not permitted by any Requirements, or (iii) cause or permit the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building. Nothing herein shall be deemed to prevent Tenant's use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the actual or alleged presence of Hazardous Materials in the Premises or in the Building that is caused or permitted by Tenant or any Tenant Party. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises; provided, that, Landlord shall use reasonable efforts (not including overtime) to minimize interference with Tenant's use and occupancy of the Premises during such interference. The covenants contained in this subsection shall survive the expiration or earlier termination of this Lease.

                  (c) Landlord's Compliance. Landlord shall comply with (or cause to be complied with) all Requirements applicable to the Building and the Building Systems which are not the obligation of Tenant, to the extent that non-compliance would materially impair

         Tenant's use and occupancy of the Premises and Tenant's ability to conduct its business in the Premises for office use; provided, however, that Landlord may contest the legality or applicability of any such Requirement and may defer compliance therewith during the pendency of such contest.

                  (d) Landlord's Insurance. Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord's insurance policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Building, or (iii) cause an increase in the premiums for fire insurance then covering the Building over that payable with respect to comparable first-class office buildings or (iv) result in insurance companies of good standing refusing to insure the Building or any property therein in amounts and against risks as reasonably determined by Landlord. If the fire insurance premiums increase as a result of Tenant's failure to comply with the provisions of this Article, Tenant shall promptly cure such failure and shall reimburse Landlord, as Additional Rent, for the increased fire insurance premiums paid by Landlord as a result of such failure by Tenant. In any action or proceeding to which Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the appropriate Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the fire insurance rates then applicable to the Building.

         Section 9.2 Fire Alarm System. In connection with Landlord's Work, Landlord shall, at its sole cost, install a fire-alarm and life-safety system at the Premises. Thereafter, any Alteration undertaken by Tenant requiring any modification to such systems shall be installed by Tenant, at Tenant's sole cost. Tenant shall maintain in good order and repair all fire-alarm and life-safety systems installed at the Premises. Tenant's installation and maintenance shall be performed (a) on behalf of Tenant only by Landlord's designated contractors or by contractors approved by Landlord in writing to perform such installation and maintenance, and (b) in accordance with this Lease, the Rules and Regulations and all Requirements. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord's insurers requires or recommends any modifications and/or Alterations be made or any additional equipment be supplied in connection with the fire alarm and life-safety system serving the Building or the Premises by reason of Tenant's particular business or use of the Premises, any Alteration performed by Tenant or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord (to the extent such modifications or Alterations are structural, affect any Building System or involve the performance of work outside of the Premises) or Tenant (to the extent such modifications or Alterations are nonstructural, do not affect any Building System and do not involve the performance of work outside the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant's expense.

         Section 9.3 Limitations on Rent. If at any time during the Term by reason of any Requirement the Rent is not fully collectible, Tenant shall take such other steps (without additional expense to Tenant) as Landlord may request, and as may be legally permissible, to permit Landlord to collect the maximum rents which may during the continuance of such restriction be legally permissible (but not in excess of the Rent reserved under this Lease). Upon the termination of such restriction during the Term, Tenant shall pay to Landlord, in addition to the Rent for the period following such termination of the restriction, if legally permissible, the portion of Rent which would have been paid pursuant to this Lease but for such legal restriction less the Rent paid by Tenant to Landlord while such restriction was in effect, together with interest thereon at the Base Rate.

                                   ARTICLE 10

                                  SUBORDINATION

         Section 10.1 Subordination and Attornment.

                  (a) Subordination. This Lease and Tenant's rights hereunder are subject and subordinate to all Mortgages and Superior Leases, and, at the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale.

                  (b) Attornment. If a Lessor or Mortgagee or any other Person shall succeed to the rights of Landlord under this Lease, whether through possession, foreclosure action, the delivery of a new lease or deed, a bankruptcy proceeding or otherwise then at the request of the successor landlord and upon such successor landlord's written agreement to accept Tenant's attornment and to recognize Tenant's interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this Article are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (x) evidencing such attornment, (y) setting forth the terms and conditions of Tenant's tenancy, and (z) containing such other terms and conditions as may be required by such Mortgagee or Lessor, provided such terms and conditions do not materially increase Tenant's obligations or materially and adversely affect the rights of Tenant under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be:

                         (i) liable for any previous act or omission of Landlord
                  under this Lease;

                         (ii) subject to any credit, demand, claim,
                  counterclaim, offset or defense which theretofore accrued to Tenant against Landlord;

                         (iii) bound by any previous modification of this Lease,
                  or by any previous prepayment of more than one month's Fixed Rent or Additional Rent;

                         (iv) bound by any covenant or obligation of Landlord to
                  perform, undertake or complete any work in the Premises or to prepare the Premises for Tenant's occupancy or to make any payment in regard thereto;

                         (v) required to account for any security deposit of
                  Tenant other than any security deposit actually delivered to Mortgagee, Lessor or any successor landlord by Landlord;

                         (vi) bound by any obligation to make any payment to
                  Tenant or grant any credits, except for services, repairs, maintenance and restoration provided for under this Lease to be performed by Landlord after the date of such attornment, and

                         (vii) responsible for any monies (other than
                  overpayments of Tenant's Tax Payment for the then current Tax
                  Year) owing by Landlord to Tenant.

                  (c) Non-Disturbance Agreement. Landlord shall use commercially reasonable efforts to obtain for Tenant from any current and future Lessor or Mortgagee a non-disturbance and attornment agreement in such Lessor's or Mortgagee's standard form (a "Non-Disturbance Agreement"). Notwithstanding the foregoing, provided Landlord complies with its obligations set forth in this Section 10.1(c), this Lease and Tenant's obligations hereunder shall not be affected or impaired in any respect should any such Lessor or Mortgagee decline to enter into such a Non-Disturbance Agreement. If such Lessor or Mortgagee executes and delivers to Landlord a Non-Disturbance Agreement and Landlord delivers the same to Tenant, and Tenant either fails or refuses to execute and deliver said Non-Disturbance Agreement within 10 days following Landlord's delivery of such Non-Disturbance Agreement to Tenant, this Lease shall be subject and subordinate to such Superior Lease or Mortgage and Tenant shall automatically be deemed to be subject to and subordinate to such Lessor or Mortgagee and Landlord shall have no further obligation to obtain a Non-Disturbance Agreement for Tenant from such Lessor or Mortgagee.

         Section 10.2 Mortgage or Superior Lease Defaults. Tenant shall not cause a default under any Superior Lease or Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default under any applicable Superior Lease or Mortgage. Any Mortgagee may elect that this Lease shall have priority over the Mortgage that it holds and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease. In connection with any financing of the Real Property, the Building or of the interest of the lessee under any Superior Lease, Tenant shall consent to any reasonable modifications of this Lease requested by any lending institution, provided such modifications do not materially increase the obligations, or materially and adversely affect the rights, of Tenant under this Lease.

         Section 10.3 Tenant's Termination Right. As long as any Superior Lease or Mortgage or mezzanine financing arrangement shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord (a) until Tenant shall have given notice of such act or omission to all Lessors and/or Mortgagees, and (b) until a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time) during which period such Lessors and/or Mortgagees or other such lenders shall have the right, but not the obligation, after obtaining possession of the Real

Property or the interests of the owner of the Real Property to remedy such act or omission and thereafter diligently proceed to so remedy such act or obligation. If any Lessor or Mortgagee or other such lender elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Lessor or Mortgagee or other such lender is proceeding with reasonable diligence to effect such remedy.

         Section 10.4 Applicability. The provisions of this Article shall (a) inure to the benefit of Landlord, any future owner of the Building or the Real Property or the interests of the owner of the Real Property, any Lessor or Mortgagee and any sublessor thereof and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease or the foreclosure of any Mortgage.

         Section 10.5 Future Condominium Declaration. This Lease and Tenant's rights hereunder are and will be subject and subordinate to any condominium declaration, by-laws and other instruments (collectively, the "Declaration") which may be recorded in order to subject the Building to a condominium form of ownership pursuant to Article 9B of the New York Real Property Law or any successor statute, provided that the Declaration does not by its terms increase the Rent, materially increase Tenant's non-Rent obligations or materially and adversely affect Tenant's rights under this Lease. At Landlord's request, and subject to the foregoing proviso, Tenant will execute and deliver to Landlord an amendment of this Lease confirming such subordination and modifying this Lease to conform to such condominium regime, including, without limitation, effectuating any necessary modification to Tenant's Proportionate Share.

                                   ARTICLE 11

                                    SERVICES

         Section  11.1 Elevators.

                  (a) Elevator Service. Landlord, at its expense, shall provide passenger elevator service to the Premises at all times (with at least one car available during Overtime Periods, as defined in Section 11.1(b)), and at least one freight elevator serving the Premises available, on a non-exclusive "first come, first serve" basis with other Building tenants, on all Business Days from 8:00 a.m. to 6:00 p.m. ("Business Hours").

                  (b) Overtime Freight Elevators. The Rent does not reflect or include any charge to Tenant for the furnishing of any freight elevator service during any periods other than during Business Hours or Business Days ("Overtime Periods"). Landlord shall not be required to furnish any freight elevator service during Overtime Periods unless Tenant delivers notice to Landlord's property management office serving the Building requesting such service at least 24 hours prior to the time at which such freight elevator service is to be provided, but Landlord shall use reasonable efforts (without obligation to incur any additional cost) to arrange such service on such shorter notice as Tenant shall provide. If Landlord furnishes freight elevator service to the Premises during Overtime Periods,

         Tenant shall promptly pay to Landlord, Landlord's then established rates for such service in the Building.

         Section  11.2 HVAC.

                  (a) Heating, Ventilation and Air Conditioning of Premises. From and after the date that Tenant first occupies the Premises for the conduct of Tenant's business, heat, ventilation and air-conditioning to the Premises shall be operated by Tenant and made available to the Premises 24 hours per day, 7 days per week. If Tenant operates such heat, ventilation or air conditioning services at times other than during Business Hours on Business Days, Tenant shall pay to Landlord, as additional rent, within 30 days following demand therefor, the Overtime HVAC Rate with respect thereto. "Overtime HVAC Rate" means, as of the Commencement Date, an annual charge of $300.00 per ton (such amount increased in proportion to the increase, if any, in the Consumer Price Index for the month in which the Commencement Date falls). Notwithstanding anything in this Section 11.2(a) to the contrary, air-conditioning shall only be available from May 1st through October 15th.

                  (b) Supplemental HVAC. Tenant shall have the right to install supplementary heat, ventilation or air conditioning services equipment (a "Supplemental HVAC System") to exclusively serve the Premises, the specifications and installation of which system shall be subject to Landlord's approval. Throughout the term of this Lease, it shall be Tenant's exclusive responsibility to maintain, repair or replace the Supplemental HVAC System, as necessary to keep same in working order. Landlord shall have no responsibility to maintain, repair or replace the Supplemental HVAC System. The Supplemental HVAC System shall, on the Expiration Date, automatically become the sole and exclusive property of Landlord, without any payment from Landlord to Tenant with respect thereto.

         Section  11.3 Condenser Water.

                  (a) Condenser Water. If Tenant shall install a Supplemental HVAC System, and such system is not an air-cooled system, then Landlord, upon prior written notice by Tenant, shall cause to be supplied additional condenser water from 8:00 a.m. to 6:00 p.m., to the extent reasonably available, to the Supplemental HVAC System, and Tenant shall pay to Landlord as Additional Rent within 10 Business Days of being billed therefor, (i) $1,500 per floor as an initial tap-in charge in connection therewith, and (ii) an annual charge, payable in advance, of $300 per ton of such condenser water (such amount increased in proportion to the increase, if any, in the Consumer Price Index for the month in which the Commencement Date falls) for the rated capacity of the Supplemental HVAC System.

                  (b) Overtime Periods.

                         (i) The Rent, and the amounts to be paid pursuant to
                  Section 11.3(a) hereof, do not reflect or include any charge to Tenant for the furnishing of any condenser water to or for the benefit of the Premises during any Overtime

                  Periods. Landlord shall not be required to furnish any condenser water during Overtime Periods unless Tenant delivers notice to Landlord's property management office serving the Building requesting such services at least 24 hours prior to the time at which such condenser water is to be provided, but Landlord shall use reasonable efforts (without obligation to incur any additional cost) to arrange such condenser water on such shorter notice as Tenant shall provide. If Landlord shall furnish condenser water to or for the benefit of the Premises during Overtime Periods, Tenant shall pay to Landlord, Landlord's then established rates for such service in the Building.

                         (ii) If Tenant shall so elect by written notice to
                  Landlord, Landlord shall cause to be provided to Tenant overtime condenser water on an annual basis for all Overtime Periods for the Supplemental HVAC System only, and Tenant shall pay to Landlord as Additional Rent an annual charge, payable in advance, within 10 Business Days of being billed therefore, of $300 per ton of rated capacity of the Supplemental HVAC System to be served by such condenser water (such charge increased in proportion to the increase, if any, in the Consumer Price Index for the month in which the Commencement Date falls).

                  (c) Landlord Not Responsible. Landlord shall not be responsible if either the normal operation of the Building System shall fail to provide condenser water to the central building-wide heating, ventilation or air-conditioning system or the Supplemental HVAC System, by reason of (i) any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant, which shall have an electrical load in excess of the average electrical load and human occupancy factors for the Condenser Water System as designed, as the case may be, or (ii) any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any Person claiming through or under Tenant.

                  Section 11.4 Cleaning.

                  (a) General Cleaning. Landlord shall cause the Premises (excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages, as an exhibition area or classroom, for storage, as a shipping room, mail room or similar purposes, for private bathrooms, showers or exercise facilities, as a trading floor, or primarily for operation of computer, data processing, reproduction, duplicating or similar equipment) to be cleaned, substantially in accordance with the standards set forth in Exhibit C, on Monday through Friday evenings of Business Days. Any areas of the Premises requiring cleaning which Landlord is not required to clean under this Section 11.4, and any additional cleaning of any portion of the Premises requested by Tenant shall be done at Tenant's expense, by Landlord's employees or Landlord's contractor, at rates which shall be competitive with rates of other cleaning contractors providing services to first-class office buildings in downtown Manhattan. Landlord and its cleaning contractor and their respective employees shall have access to the Premises at all times except that between 8:00 AM and 6:00 PM on Business Days, such access shall only be for day matron or porter-duties.


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                  (b) Exterior Windows. Notwithstanding anything to the contrary in Section 11.4(a), Landlord shall cause the exterior windows of the Premises to be cleaned in accordance with ordinary commercial standards twice annually during the Term of this Lease. Tenant shall pay for the cost of such cleaning within ten (10) days after a bill is rendered therefor. At Tenant's option, and at Tenant's sole cost and expense, Tenant may procure additional exterior window cleaning services from Landlord's designated contractor at any time during the Term of this Lease.

         Section 11.5 Water. Landlord, at Landlord's expense, shall provide to the floor on which the Premises are located tap water for drinking and lavatory purposes. If Tenant requires or uses water for any additional purposes, Landlord may install a meter to measure the water furnished. Tenant shall pay the cost of such installation, and for all maintenance, repairs and replacements thereto and for the reasonable charges of Landlord for the water furnished. Tenant shall also pay Landlord's reasonable charge for any required pumping or heating thereof, and any sewer rent, tax and/or charge now or hereafter assessed or imposed upon the Premises or the Real Property pursuant to any Requirement. If any tax is imposed upon Landlord's receipts from the sale or resale of water to Tenant, Tenant shall reimburse Landlord for such tax, if and to the extent permitted by applicable Requirements.

         Section 11.6 Refuse and Rubbish Removal. Landlord shall provide refuse and rubbish removal services at the Premises for ordinary office refuse and rubbish pursuant to regulations reasonably established by Landlord. Tenant shall pay to Landlord, within 10 Business Days after delivery of an invoice therefor, Landlord's reasonable charge for such removal to the extent that the refuse generated by Tenant exceeds, in Landlord's reasonable judgment, the refuse and rubbish customarily generated by executive and general office tenants. Tenant shall not dispose of any refuse and rubbish in the public areas of the Building, and if any Tenant Party does so, Tenant shall be liable for Landlord's reasonable charge for such removal. Tenant shall cause all Tenant Parties to observe such additional rules and regulations regarding rubbish removal and/or recycling as Landlord may, from time to time, reasonably impose.

         Section 11.7 Service Interruptions. Landlord reserves the right to suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for repairs, alterations or improvements which, in Landlord's reasonable judgment, are necessary or appropriate until such Unavoidable Delay, accident or emergency shall cease or such repairs, alterations or improvements are completed, and, except as provided herein, Landlord shall not be liable to Tenant for any interruption, curtailment or failure to supply services. Landlord shall use industry standard reasonable efforts (for comparable buildings in Manhattan) to restore such service, remedy such situation and minimize any interference with Tenant's business. Except as otherwise provided herein, the exercise of any such right or the occurrence of any such failure by Landlord shall not (a) constitute an actual or constructive eviction, in whole or in part, (b) entitle Tenant to any compensation, abatement or diminution of Rent,
(c) relieve Tenant from any of its obligations under this Lease or (d) impose any liability upon Landlord by reason of inconvenience to Tenant, or interruption of Tenant's business, or otherwise.

         Section 11.8 Messenger Center. Landlord may, from time to time, offer a messenger center at the Building for ordinary office messenger services to be used by tenants at the Building. Tenant acknowledges that use of the messenger center shall be subject to any rules



                                       31



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and regulations now or hereafter established by Landlord (including, without limitation, payment of an amount equal to Landlord's standard charge therefor). As of the date of this Lease, Landlord's standard charge for such use is $150 per month.

         Section 11.9 Building Directory. Landlord shall, at the request of Tenant, maintain a commercially reasonable number of listings on the directory located in the Building lobby of the names of Tenant and any officers or employees of Tenant, provided that the number of listings shall be in the same proportion to the capacity of the directory as Tenant's Proportionate Share is to the rentable square foot area of the Building. Tenant shall deliver to Landlord, on or prior to the Commencement Date, a list of all names to be included in the directory. Tenant may deliver revised listings to Landlord from time to time throughout the Term (but Landlord shall not be obligated to revise the directory more often than once a month), and Tenant shall pay Landlord's then established charge therefor.

         Section 11.10 Building Access. Subject to the terms of this Lease, Tenant shall have access into the Building and the Premises twenty-four hours a day, three hundred and sixty-five days a year.

         Section 11.11 No Other Services. Except as provided in this Article 11, Landlord shall not be required to provide any services to the Premises.



                                   ARTICLE 12

                INSURANCE; PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

         Section 12.1 Insurance.

                  (a) Tenant. Tenant, at its expense, shall obtain and keep in full force and effect during the Term and prior to having access to the
         Premises:

                         (i) a policy of commercial general liability insurance
                  on an occurrence basis against claims for personal injury, death and/or property damage occurring in or about (1) the Premises, or (2) the Building (to the extent a claim may be asserted by a Person present at the Building, by, under or through Tenant); under which Tenant is named as the insured and Landlord, Landlord's Agent, any Lessors, any Mortgagees and any other parties whose names shall have been furnished by Landlord to Tenant from time to time are named as additional insureds, which insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's Agent or any Lessors or Mortgagees named as additional insureds, and Tenant agrees to obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 32 hereof. The minimum limits of


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                  liability applying exclusively to the Premises shall be a
                  combined single limit with respect to each occurrence and in the aggregate in an amount of not less than $10,000,000; provided, however, that Landlord shall retain the right to require Tenant to increase such coverage, from time to time, to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by landlords for similar office space in first-class buildings in the City of New York. The deductible or self insured retention for such policy shall in no event exceed $10,000 per occurrence at any time. If the aggregate limit applying to the Premises is reduced by the payment of a claim or establishment of a reserve equal to or greater than 50% of the annual aggregate, Tenant shall immediately arrange to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy unless, in Landlord's reasonable judgment, Tenant maintains sufficient excess liability insurance (with a drop down endorsement) to satisfy the liability requirements of this Lease without the reinstatement of the aggregate limit;

                         (ii) insurance against loss or damage by fire, and such
                  other risks and hazards as are insurable under then available standard forms of "all risk" property insurance policies with extended coverage, insuring Tenant's Property, and all Specialty Alterations for the full insurable value thereof or replacement cost value thereof, having a deductible amount, if any, as reasonably determined by Landlord;

                         (iii) during the performance of any Alteration, until
                  completion thereof, Builder's risk insurance on an "all risk" basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors), any Mortgagee and any Lessor in all work incorporated in the Building and all materials and equipment in or about the Premises;

                         (iv) Workers' Compensation Insurance, as required by
                  applicable Requirements;

                         (v) New York State disability benefits as required by
                  law;

                         (vi) Business Interruption Insurance; and

                         (vii) such other insurance in such amounts as Landlord,
                  any Mortgagee and/or any Lessor may reasonably require from time to time.

                  (b) Required Provisions. All insurance required to be carried by Tenant pursuant to the terms of this Lease (i) shall contain a provision that (A) no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, (B) the policy shall be noncancellable and/or no material change in coverage shall be made thereto unless Landlord, Lessors and Mortgagees shall have received 30 days' prior notice of the same, by certified mail, return receipt requested, and



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         (C) Tenant shall be solely responsible for the payment of all premiums under such policies and Landlord, Lessors and Mortgagees shall have no obligation for the payment thereof, and (ii) shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a Best's Rating of "A-" and a "Financial Size Category" of at least "X" or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

                  (c) Evidence. On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation required to be carried by each party pursuant to this Article 12. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least 10 days prior to the expiration of such policy. In lieu of the policies of insurance required to be delivered to Landlord pursuant to this Article (the "Policies"), Tenant may deliver to Landlord a certification from Tenant's insurance company (on the form currently designated "Acord 27", or the equivalent, rather than on the form currently designated "Acord 25-S", or the equivalent) which shall be binding on Tenant's insurance company, and which shall expressly provide that such certification (i) conveys to Landlord and any other named insured and/or additional insureds thereunder (the "Insured Parties") all the rights and privileges afforded under the applicable Policies as primary insurance and (ii) contain an unconditional obligation of the insurance company to advise all Insured Parties in writing by certified mail, return receipt requested, at least 30 days in advance of any termination or change to the applicable Policies that would affect the interest of any of the Insured Parties.

         Section 12.2 Waiver of Subrogation. Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Premises, the Building and personal property, fixtures and equipment located therein, wherein the insurance companies shall waive subrogation or consent to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire and other hazards to the extent covered by such property insurance provided, however, that the release, discharge, exoneration and covenant not to sue contained herein shall be limited by and coextensive with the terms and provisions of the waiver of subrogation or waiver of right of recovery. If the payment of an additional premium is required for the inclusion of, or consent to, a waiver of subrogation, each party shall advise the other, in writing, of the amount of any such additional premiums and the other party may pay such additional premium. If such other party shall not elect to pay such additional premium, then the first party shall not be required to obtain such waiver of subrogation or consent to waiver. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (a) damage to any Specialty Alterations, (b) Tenant's Property and (c) any loss suffered by Tenant due to interruption of Tenant's business.


                                   ARTICLE 13

                        DESTRUCTION - FIRE OR OTHER CAUSE

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         Section 13.1 Restoration. If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, Tenant shall give prompt notice to Landlord, and the damage shall be repaired by Landlord, at its expense, to substantially the condition of the Premises prior to the damage (including Landlord's Work), subject to the provisions of any Mortgage or Superior Lease, but Landlord shall have no obligation to repair or restore (a) Tenant's Property or (b) any Specialty Alterations. Notwithstanding the foregoing, Landlord shall be obligated to restore Landlord's Work to the extent (i) such fire or other casualty is covered under Landlord's insurance policy, (ii) the proceeds from such fire or casualty have been paid to Landlord or any Mortgagee, (iii) such proceeds have been released to Landlord for purposes of such repair or restoration by any Mortgagee and (iv) such proceeds are sufficient for the completion of Landlord's Work. Until such time as the restoration of the Premises is Substantially Completed or would have been Substantially Completed but for Tenant Delay, Fixed Rent and Tenant's Tax Payment shall be reduced in the proportion by which the area of the part of the Premises (excluding any portion thereof then used principally for storage) which is not usable (or accessible) and is not used by Tenant bears to the total area of the Premises (excluding any such portion).

         Section 13.2 Landlord's Termination Right. Notwithstanding anything to the contrary contained in Section 13.1, if the Premises are totally damaged or are rendered wholly untenantable, or if the Building is so damaged that, in Landlord's reasonable opinion, substantial alteration, demolition, or reconstruction of the Building is required (whether or not the Premises are so damaged or rendered untenantable), then in either of such events, Landlord may, not later than 120 days following the date of the damage, give Tenant a notice terminating this Lease, provided that if the Premises are not damaged, Landlord may not terminate this Lease unless Landlord similarly terminates the leases of other office tenants in the Building aggregating at least either (a) 50% of the portion of the Building occupied for office purposes immediately prior to such damage or (b) 50% of the rentable area of the Building located in the elevator bank servicing the Premises. If this Lease is so terminated, (i) the Term shall expire upon the date set forth in Landlord's notice, which shall not be less than 30 days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord no later than the date set forth in the notice, (ii) Tenant's liability for Rent shall cease as of the date of the damage and (iii) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant.

         Section 13.3 Tenant's Termination Right. If more than 50% of the Premises is totally damaged and are thereby rendered substantially untenantable, or in the case of damage or destruction to the public portions of the Building necessary for access to the Premises, and if Landlord elects to restore the Premises, Landlord shall, within 75 days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the "Restoration Notice") to Tenant of the date by which such contractor or architect estimates the restoration of the Premises shall be Substantially Completed. If such date, as set forth in the Restoration Notice, is more than 7 months from the date of such damage (the "Outside Repair Date"), then Tenant shall have the right to terminate this Lease by giving notice (the "Termination Notice") to Landlord not later than 30 days following Tenant's receipt of the Restoration Notice. In addition, if Tenant elects not to terminate this Lease in the manner set forth above and the restoration of the Premises is not completed by the Outside Repair Date (as such date may be extended due to adjustment of insurance claims, Unavoidable Delay or Tenant Delay) and provided Landlord is not diligently proceeding with the restoration of the Premises, Tenant shall have the right to terminate this Lease by a Termination Notice given to Landlord not later than 30 days after the Outside Repair Date (as so extended). If Tenant delivers to Landlord a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, in the manner set forth in the second sentence of Section 13.2.

         Section 13.4 Damage During Final 18 Months. Notwithstanding anything set forth to the contrary in this Article 13, in the event that any damage rendering the Premises wholly untenantable occurs during the final 18 months of the Term, either Landlord or Tenant may terminate this Lease by notice to the other party within 30 days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice. For purposes of this
Section 13.4, the Premises shall be deemed wholly untenantable if due to such damage, Tenant shall be precluded from using more than 50% of the Premises for the conduct of its business and Tenant's inability to so use the Premises is reasonably expected to continue until at least the earlier of (a) the Expiration Date and (b) the 90th day after the date when such damage occurs.

Section 13.5 Waiver of Real Property Law 'SS' 227. This Article 13 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other applicable Requirement of like nature and purpose now or hereafter in force, shall have no application in any such case.

         Section 13.6 Inability to Collect. Notwithstanding any of the foregoing provisions of this Article, if Landlord or any Lessor or Mortgagee shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by reason of any action or inaction on the part of Tenant or any Tenant Party, then, without prejudice to any other remedies which may be available against Tenant, (i) there shall be no abatement of Rent, and (ii) Landlord shall have no obligation to restore the Premises.

         Section 13.7 Landlord's Liability. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor any of the Indemnities shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. None of the Indemnities shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 7). No penalty shall accrue for delays that may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, or Unavoidable Delays, in connection with any repair or restoration of any portion of the Premises or of the Building. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the performance of any such repair or restoration, provided, however, that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever. Nothing in this Section 13.7 shall affect any right of Landlord to be indemnified by Tenant under Article 32 for payments made to compensate for losses of third parties.

         Section 13.8 Windows. If at any time any windows of the Premises are temporarily closed, darkened or covered over by reason of repairs, maintenance, alterations or improvements to the Building, or any of such windows are permanently closed, darkened or covered over due to any Requirement, Landlord shall not be liable for any damage Tenant may sustain and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.

                                   ARTICLE 14

                                 EMINENT DOMAIN

         Section 14.1 Taking.

                  (a) Total Taking. If all or substantially all of the Premises, the Building or the Real Property shall be acquired or condemned for any public or quasi-public purpose, this Lease shall terminate and the Term shall end as of the date of the vesting of title, with the same effect as if such date were the Expiration Date, and Rent shall be prorated and adjusted as of such date.

                  (b) Partial Taking. If only a part of the Premises, the Building or the Real Property shall be acquired or condemned, this Lease and the Term shall continue in full force and effect, provided that from and after the date of the vesting of title, the Fixed Rent, Tenant's Tax Payment and Tenant's Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such acquisition or condemnation.

                  (c) Landlord's Termination Right. Whether or not the Premises are affected, Landlord may give to Tenant, within 60 days following the date upon which Landlord receives notice that all or a portion of the Building or the Real Property has been acquired or condemned, a notice of termination of this Lease, provided that Landlord elects to terminate leases (including this Lease) affecting at least either (i) 33% of the portion of the Building occupied for office purposes immediately prior to such acquisition or condemnation or (ii) 50% of the rentable area of the Building (excluding any rentable area leased by Landlord or its Affiliates) located in the elevator bank servicing the Premises.

                  (d) Tenant's Termination Right. If the part of the Building or the Real Property so acquired or condemned contains a substantial part of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within 120 days following the date upon which Tenant received notice of such acquisition or condemnation. If Tenant so notifies Landlord, this Lease shall terminate and the Term shall end and expire upon the date set forth in the notice, which date shall not be more than 30 days following the giving of such notice. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated in accordance with this Section 14.1, Landlord, at Landlord's expense, but without requiring Landlord to spend more than it collects as an award, shall, subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so acquired or condemned to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such acquisition or condemnation, excluding Tenant's Property and/or Specialty Alterations.

                  (e) Apportionment of Rent. Upon any termination of this Lease pursuant to the provisions of this Article 14, Fixed Rent and Tenant's Tax Payment shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

                  (f) Applicability. The provisions of Sections 14.1 and 14.2 shall not apply to any acquisition or condemnation of all or any part of the Premises for a period of 18 months or less.

         Section 14.2 Awards. Upon any acquisition or condemnation of all or any part of the Real Property, Landlord shall receive the entire award for any such acquisition or condemnation, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term, Tenant's Alterations or improvements; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 14 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property or Specialty Alteration included in such taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

         Section 14.3 Temporary Taking. Notwithstanding the provisions of
Section 14.1, if all or any part of the Premises is acquired or condemned temporarily for a period of 18 months or less during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which award shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due, provided that if the acquisition or condemnation is for a period extending beyond the Term, such award shall be apportioned between Landlord and Tenant and Landlord shall receive the portion of such award relating to the period after the Term. If the acquisition or condemnation of all or any part of the Premises is for a period of more than 18 months, the provisions of Sections 14.1 and 14.2 shall apply.

                                   ARTICLE 15

                            ASSIGNMENT AND SUBLETTING

         Section 15.1 Assignment or Subletting.

                  (a) No Assignment or Subletting. Except as expressly set forth herein, Tenant shall not, directly or indirectly, assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet (or underlet), license, franchise, permit or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord's prior consent in each instance. Any assignment, sublease, license, franchise, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 15 shall be null and void.

                  (b) Collection of Rent. If, without Landlord's consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease or the Premises or any of Tenant's Property is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection of rent shall be deemed to be (i) a waiver of the provisions of this Article 15, (ii) an acceptance of the assignee, subtenant or occupant as tenant, or (iii) a release of Tenant from the performance of any of the terms, Tenant's covenants and conditions to be performed by hereunder. Tenant shall remain fully liable for the obligations under this Lease, including the payment of Rent.

                  (c) Further Assignment/Subletting. Landlord's consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express consent to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others without Landlord's consent.

         Section 15.2 Tenant's Notice. If Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall give notice thereof to Landlord (the "Assignment/Sublet Notice Date"), which shall be accompanied by
(i) the date Tenant desires the assignment or sublet to be effective (the "Assignment/Sublet Start Date"), and (ii) (A) the material business terms on which Tenant would offer to assign or sublet such premises, and (B) a description of the portion of the Premises to be sublet or assigned.

                  Such notice shall be deemed an irrevocable offer from Tenant to Landlord whereby Landlord (or Landlord's designee) shall be granted the right, at Landlord's option, if the proposed transaction is an assignment of this Lease or a subletting in excess of 40% of the rentable square footage of the Premises: (a) to terminate this Lease with respect to such space as Tenant proposes to sublease, upon the terms and conditions hereinafter set forth, or
(b) in the case of an assignment or sublet of 75% or more of the Premises, to terminate this Lease with respect to the entire Premises by giving Tenant notice thereof no later than twenty-five (25) days after delivery of the Assignment/Sublet Notice Date, provided Landlord shall provide Tenant with substantially similar space in the Building under substantially the same terms, covenants and conditions taking into consideration the proportional difference of the Premises to the new Premises. Such option, once exercised by notice from Landlord to Tenant, shall take effect on



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


the Assignment/Sublet Start Date and Tenant shall have the option to be relocated by Landlord to the aforesaid substitute space at Landlord's cost if the proposed transaction is an assignment of this Lease or a subletting of 75% or more of the rentable square footage of the Premises.

         Section 15.3 Landlord's Termination. If Landlord exercises its option to terminate all or a portion of this Lease pursuant to

         Section 15.2:

                  (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the Assignment/Sublet Start Date,

                  (b) Fixed Rent and Tenant's Tax Payment shall be apportioned, paid or refunded as of such date,

                  (c) Tenant, upon Landlord's request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and

                  (d) Landlord shall be free to lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant , if any.

         Section 15.4 Intentionally Deleted.

         Section 15.5 Conditions to Assignment/Subletting.

                  (a) Consent. Provided that no Event of Default then exists and Landlord has not exercised its right to recapture provided under
         Section 15.2 or Landlord has no right to recapture under Section 15.2, Landlord's consent to any proposed assignment or subletting of all or any portion of the Premises shall not be unreasonably withheld or delayed. Such consent shall be granted or denied, as the case may be, within 30 days after Landlord's receipt of (i) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, or sublet space, as the case may be, (ii) current financial information with respect to the proposed assignee or subtenant, including its most recent financial statements, and (iii) any other information Landlord may reasonably request, provided that:

                         (A) in Landlord's reasonable judgment, the proposed
                  assignee or subtenant is engaged in a business or activity, and the Premises, or sublet space, as the case may be, will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) limits the use of the Premises, or sublet space, as the case may be, to general and executive offices and trading floor as permitted under this Lease, and
                  (3) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises required by any other lease in the Building;

                         (B) the proposed assignee or subtenant is a reputable
                  Person or entity of good character with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be, and Landlord has been furnished with reasonable proof thereof, and Landlord or any managing member of Landlord is not litigating against or has been threatened with litigation by such proposed assignee of subtenant or its Affiliates within the prior 12 months;

                         (C) if Landlord has comparable space available in the
                  Building for a lease for a comparable term, neither the proposed assignee or subtenant nor any Affiliate of the proposed assignee or subtenant is then an occupant of the Building;

                         (D) the proposed assignee or subtenant is not a Person
                  or entity (or Affiliate of a Person or entity) with whom Landlord or Landlord's Agent is then, or has been within the prior 4 months, negotiating in connection with the rental of substantially similar space in the Building;

                         (E) the form of the proposed sublease or instrument of
                  assignment shall be reasonably satisfactory to Landlord and shall comply with the provisions of this Article 15;

                         (F) there shall be not more than 2 occupants (including
                  Tenant) for the Premises;


                         (G) Tenant shall, within 30 days after demand therefor,
                  reimburse Landlord for all reasonable expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the proposed assignee or subtenant, reviewing any plans and specifications for Alterations proposed to be made in connection therewith, and all legal costs reasonably incurred in connection with the granting of any requested consent;

                         (H) Tenant has not and shall not (A) publicize the
                  availability of the Premises or the sublet space, as the case may be, or (B) permit its broker, agent or other entity to publicize the availability of the Premises, or the sublet space, as the case may be; in each instance, for subletting at a rental rate of less than the aggregate fixed rent and additional rent at which Landlord is then offering to lease other comparable space in the Building, determined as though the Premises were vacant and in their then "as is" condition, and taking into account (x) the length of the term of the proposed sublease, and (y) the location of the Premises in the Building;

                         (I) the proposed assignee or subtenant shall not be
                  entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the proposed assignee or subtenant agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the City and State of New York;


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


                         (J) if the proposed subtenant or assignee is an entity
                  organized under the laws of any jurisdiction other than the United States or any state thereof, or is not a United States citizen, if an individual, such Person shall waive any immunity to which it may be entitled, and shall be subject to the service of process in, and the jurisdiction of the courts of, the City and State of New York;

                         (K) in Landlord's reasonable judgment, the proposed
                  assignee or subtenant shall not be of a type or character, or engaged in a business or activity, or owned or controlled by or identified with any entity, which may result in protests or civil disorders or commotions at, or other disruptions of the normal business activities in, the Building; and

                         (L) in the case of a subletting of less than all of the
                  Premises, both the sublet space and the balance of the Premises shall, in Landlord's reasonable opinion, be of commercially reasonable configuration and reasonably lettable to unrelated third-parties.

                  (b) Other Requirements. With respect to each and every subletting and/or assignment authorized by Landlord under the provisions of this Lease, it is further agreed that:

                  (i) the form of the proposed assignment or sublease and the form of Landlord's consent shall be reasonably satisfactory to Landlord and shall comply with the provisions of this Article;

                  (ii) no sublease shall be for a term ending later than one day prior to the Expiration Date of this Lease;

                  (iii) no subtenant shall take possession of any part of the Premises, until an executed counterpart of such sublease has been delivered to Landlord and approved by Landlord as provided in Section 15.5(a);

                  (iv) if an Event of Default shall occur at any time prior to the effective date of such assignment or subletting, then Landlord's consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord's consent pursuant to Section 15.9, such permission shall be void and without force and effect, and in either such case, any such assignment or subletting shall constitute a further Event of Default hereunder; and

                  (v) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, it being the intention of Landlord and Tenant that Tenant shall assume and be liable to Landlord for any and all acts and omissions of all subtenants and anyone claiming under or through any subtenants which, if performed or omitted by Tenant, would be a default under this Lease; and Tenant and each subtenant shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default



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



         hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect, and such subtenant shall, at Landlord's option and upon notice from Landlord, attorn to Landlord pursuant to the then executory provisions of this Lease other than the monetary terms of this Lease, which monetary terms shall be governed by the terms of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense, which theretofore accrued to such subtenant against Tenant,
         (C) bound by any previous modification of such sublease not consented to by Landlord, or by any prepayment of more than one month's rent and additional rent under such sublease, (D) bound to return such subtenant's security deposit, if any, except to the extent that Landlord shall receive actual possession of such deposit and such subtenant shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such subtenant, or to perform any work in the subleased space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord's obligations under this Lease. The provisions of this Section 15.5(b)(v) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

         Section 15.6 Binding on Tenant; Indemnification of Landlord. Notwithstanding any assignment or subletting or any acceptance of Rent by Landlord from any assignee or subtenant, Tenant shall remain fully liable for the payment of all Rent due and for the performance of all other terms, covenants and conditions contained in this Lease on Tenant's part to be observed and performed, and any default under any term, covenant or condition of this Lease by any subtenant or assignee or anyone claiming under or through any subtenant or assignee shall be deemed to be a default under this Lease by Tenant. In connection with the foregoing, Tenant waives any defenses that at law or in equity would limit or release its liability under the preceding sentence. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or anyone claiming under or through any subtenant or by any brokers or other Persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 15.

         Section 15.7 Tenant's Failure to Complete. If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within 120 days after the giving of such consent or the economic terms of such sublease in the aggregate are less than 90% of the value of the economic terms proposed to Landlord pursuant to Section 15.2, then Tenant shall again comply with all of the provisions and conditions of Sections 15.2, 15.4 and 15.5 hereof before assigning this Lease or subletting all or part of the Premises.


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


         Section 15.8 Profits. If Tenant shall enter into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within 60 days of Landlord's consent to such assignment or sublease, deliver to Landlord a complete list of Tenant's reasonable third-party brokerage fees, tenant work allowances and rent concessions paid or to be paid in connection with such transaction, together with a list of all of Tenant's Property to be transferred to such assignee or sublessee. Tenant shall deliver to Landlord evidence of the payment of such fees promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:

              (a) Assignment. In the case of an assignment, on the effective date of the assignment, an amount equal to the Profit Share of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including sums paid for the sale or rental of Tenant's Property, less, in the case of a sale thereof, the then fair market value thereof, as reasonably determined by Landlord) after first deducting Tenant's reasonable third-party brokerage fees, tenant work allowances and rent concessions in connection with such transaction; or

              (b) Sublease. In the case of a sublease, the Profit Share of any consideration payable under the sublease to Tenant by the subtenant which exceeds on a per square foot basis the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (together with any sums paid for the sale or rental of Tenant's Property, less, in the case of the sale thereof, the then fair market value thereof, as reasonably determined by Landlord, and amortized over the remaining term of a subletting) after first deducting Tenant's reasonable third-party brokerage fees, tenant work allowances and rent concessions in connection with such transaction, and if such sublease is less than the entire Premises, the actual cost incurred by Tenant in separately demising the subleased space. The sums payable under this clause shall be paid by Tenant to Landlord as and when paid by the subtenant to Tenant.

              Section 15.9 Transfers; Applicability; Takeover Agreements.

              (a) Transfers. The following shall each be deemed a voluntary assignment of this Lease for the purposes of this Article 15:

                   (i) Corporation. If Tenant is a corporation, either (1) the transfer by one or more transfers, directly or indirectly, by operation of law or otherwise, of a majority of the stock of Tenant or (2) the issuance of new stock or treasury stock which results in a majority of the stock of Tenant being held by a Person or Persons that do not hold a majority of the stock of Tenant on the date hereof.

                   (ii) Partnership. If Tenant is a partnership, the transfer by one or more transfers, directly or indirectly, by operation of law or otherwise, of Control or a majority interest in such partnership in such partnership or otherwise in violation of the provisions of Section 29.2.

                   (iii) Limited Liability Company or Other Legal Entity. If
              Tenant is a limited liability company, trust, or any other legal entity, the transfer by one or




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              more transfers, directly or indirectly, by operation of law or otherwise, of Control of such entity or of a majority of the ownership or beneficial interests in such entity.

              (b) Permitted Assignments. Notwithstanding anything to the contrary set forth in Section 15.9(a) above, the following shall each be deemed not to constitute a voluntary assignment of this Lease (and thus the terms of Sections 15.1, 15.2, 15.3, 15.4 and 15.8 are not applicable thereto and each of the following may be undertaken without Landlord's prior consent):

                   (i) Publicly Traded Ownership Interests. Transfers of shares of stock, partnership units or limited liability membership interests (or other ownership interest) (collectively, "Ownership Interests") of Tenant if and so long as Tenant is publicly traded on a nationally recognized exchange or through the "over-the-counter" market.

                   (ii) Death of Transferor. Transfers of Ownership Interests in
              connection with the death of a shareholder, partner, member or other equity-holder (as applicable) of Tenant.

                   (iii) Mergers, Consolidations and Sale of Assets.
              Transactions with a Person into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets or outstanding Ownership Interests are transferred so long as (1) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (2) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of the original Tenant on the date of this Lease and
              (3) proof satisfactory to Landlord of such net worth is delivered to Landlord promptly following the effective date of any such transaction, provided, that this Section 15.9(b)(iii) does not constitute a waiver of any rights or remedies Landlord may have with respect to this Lease.

                   (iv) Sublet to Related Entity. Upon prior notice to Landlord,
              Tenant may permit any Person which Controls, is Controlled by, or is under common Control with Tenant (only for so long as such relationship exists, a "Related Entity") to sublet or assign all or part of the Premises for any Permitted Use for so long as such Person remains a Related Entity, provided the requirements set forth in Section 15.5(a)(F), (J) and (K) and Section 15.9(b)(v)(1)-(3) are satisfied; such sublease shall not be deemed to vest in any such Related Entity any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder.

                   (v) Permitted Occupancy by Affiliates. Upon prior notice to
              Landlord, Tenant may permit any of Tenant's subsidiaries or Affiliates to occupy the Premises (only for so long as such Person shall be a subsidiary or Affiliate of Tenant) for general and executive office and trading floor use; provided that (1) no compensation other than intra-corporate cost reimbursement is paid therefore,




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              (2) such occupancy shall not be deemed a subletting or
              assignment hereunder and (3) such occupancy shall be subject to all of the terms and conditions of this Lease.

              (c) Applicability. The limitations set forth in this Section 15.9 shall apply to subtenant(s) and assignee(s) of this Lease, if any, and any transfer by any such entity in violation of the limitations set forth in this Section 15.9 shall be a transfer in violation of Section 15.1.

              (d) Takeover Agreements. Any amendment or extension of a sublease and/or any other agreement by which a landlord (or its affiliate) of a building other than the Building agrees to assume or perform the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 15.1 hereof.

         Section 15.10 Assumption of Obligations. Any assignment or transfer, whether made with Landlord's consent or without Landlord's consent, if and to the extent permitted hereunder, shall not be effective unless and until the assignee executes, acknowledges and delivers to Landlord (a) an agreement in form and substance satisfactory to Landlord whereby the assignee (i) assumes Tenant's obligations under this Lease and (ii) agrees that, notwithstanding such assignment or transfer, the provisions of Section 15.1 hereof shall be binding upon it in respect of all future assignments and transfers and (b) certificates or policies of insurance as required under Article 12.

         Section 15.11 Tenant's Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any, waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

         Section 15.12 Listings in Building Directory. The listing of any name other than that of Tenant on the doors of the Premises, any Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord's consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord's discretion by notice to Tenant.

         Section 15.13 Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is disaffirmed or rejected in any proceeding of the types described in Sections 18.1(e) and (f) hereof or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given within 30 days after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as "tenant," enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated in accordance therewith, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of any Persons claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 10 days after Landlord's request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder.

                                   ARTICLE 16

                                   ELECTRICITY

         Section 16.1 Submeter.

              (a) Tenant's demand for, and consumption of, electricity in the Premises shall be determined by meter or meters installed (or, if existing, retrofitted) by Landlord at Landlord's expense. Tenant shall pay for such electric consumption within 15 days after rendition of bills therefor, which bills shall be rendered by or on behalf of Landlord separately for each meter.

              (b) The amount payable by Tenant for electricity consumed within the Premises shall be, for any applicable billing period, calculated at the then applicable rate obtained by Landlord for the Building (i.e., Landlord's actual cost), plus (i) Landlord's charge for overhead and supervision in the amount of 4% of the total electric bill and (ii) any taxes or other charges in connection therewith. If any tax shall be imposed upon Landlord's receipts from the sale or resale of electrical energy to Tenant, the pro rata share applicable to the electrical energy services received by Tenant shall be passed on to, included in the bill of, and paid by Tenant if and to the extent permitted by law.

              (c) If the Commencement Date shall occur prior to the installation of meters in the Premises, then Tenant shall pay $2.50 per rentable square foot of space in the Premises, per annum (the "Interim Electric Charge"), on account of Tenant's use of electricity in the Premises for the period commencing on the Commencement Date and ending on the date that the meters measuring Tenant's consumption of electricity in the Premises are installed and are operational. The Interim Electric Charge shall be paid by Tenant monthly within 10 days after submission of a bill therefor.

         Section 16.2 Use of Electricity. Landlord shall redistribute or furnish electricity to or for the use of Tenant in the Premises for the operation of Tenant's electrical systems and





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



equipment in the Premises, at a level sufficient to accommodate a connected load of 5.5 watts per useable square foot of office space in the Premises (excluding
HVAC) (the "Permitted Capacity"). Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, would exceed the Permitted Capacity or interfere with electrical service to other tenants of the Building. Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Premises, or make any additions to the office equipment or other appliances in the Premises which utilize electrical energy (other than ordinary small office equipment) without the prior consent of Landlord, in each instance, which consent shall not be unreasonably withheld or delayed, and in compliance with this Lease.

         Section 16.3 Service Disruption. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service furnished to the Premises for any reason except if attributable solely to the gross negligence or willful misconduct of Landlord (but in no event shall Landlord be responsible for any consequential damages), nor shall there be any allowance to Tenant for a diminution of rental value, nor shall the same constitute an actual or constructive eviction of Tenant, in whole or in part, or relieve Tenant from any of its Lease obligations, and no liability shall arise on the part of Landlord by reason of inconvenience, annoyance or injury to business, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord. In addition to Landlord's obligations under
Section 7.4, Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises as a result of any such failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

         Section 16.4 Discontinuance of Service. Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than 30 days notice to Tenant, if Landlord discontinues furnishing electricity to tenants (including Tenant) leasing an aggregate of at least 50% of the rentable area of the Building, or is required to do so under applicable Requirements. If Landlord exercises such right, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby except that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant hereunder. If Landlord discontinues furnishing electricity, Landlord shall use commercially reasonable efforts to facilitate Tenant to obtain electricity service directly from an alternate utility company or other electricity provider serving the Premises to the extent available, suitable and safe for such purposes. All equipment which may be required to obtain electricity of substantially the same quantity, quality and character shall be installed by Landlord at the sole cost and expense of (i) Landlord, if Landlord voluntarily discontinues such service, or (ii) Tenant, if (A) Landlord is compelled to discontinue such service by the utility company or pursuant to applicable Requirements, or (B) such discontinuance arises out of the acts or omissions of Tenant. Landlord will not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the utility company or other company servicing the Building, unless the utility company or other company is not prepared to furnish electricity to the Premises on the date required as a result of Tenant's Delay or negligence in arranging for service, Tenant's refusal to provide the utility company or other company with a deposit or other security requested by the utility company, or Tenant's refusal to take any other action requested by the utility company or other company.

                                   ARTICLE 17

                               ACCESS TO PREMISES

         Section 17.1 Access.

              (a) Landlord's Access to Erect, Use and Maintain Ducts, Pipes and Conduits. Tenant shall permit Landlord, Landlord's agents, utility companies and other service providers servicing the Building to erect, use and maintain ducts, pipes and conduits in and through the Premises provided such use does not materially reduce the usable area of the Premises. Landlord shall promptly repair any damage to the Premises or Tenant's Property caused by any work performed pursuant to this Article. Any pipes, ducts, or conduits installed in or through the Premises pursuant to this Section 17.1 shall either be concealed behind, beneath or within then existing partitioning, columns, ceilings or floors located in the Premises, or completely furred at points immediately adjacent to existing partitioning columns or ceilings located in the Premises. In exercising its rights under this Section 17.1, Landlord shall use reasonable efforts (without use of overtime) to minimize any interference with Tenant's use of the Premises for the conduct of Tenant's business.

              (b) Right to Inspect and Show. Subject to Landlord's obligation to use reasonable efforts to minimize interference with Tenant's occupancy, Landlord, any Lessor or Mortgagee and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon reasonable notice (which notice may be oral) except in the case of emergency, (i) to examine the Premises, (ii) to show the Premises to prospective purchasers, Mortgagees or Lessors of the Building and their respective agents and representatives or others, and during the last 18 months of the Term to prospective lessees of premises in the Building and (iii) to make such repairs, alterations or additions to the Premises or the Building (A) as Landlord may deem necessary or appropriate, including the right to modify or change the facade of and the windows in the Building and to install solar film on the windows, (B) which Landlord may elect to perform following Tenant's failure to perform or (C) to comply with any Requirements, and Landlord shall be allowed to take all material into the Premises that may be required for the performance of such work without the same constituting an actual or constructive eviction of Tenant in whole or in part and without any abatement of Rent.

              (c) Right to Use and Access for Purpose of Building Operation. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, including exterior Building walls, exterior core corridor walls, and doors and entrances (other than doors and entrances solely connecting areas within the Premises),





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         all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, risers, fan rooms, electrical and communication closets, stairways, mail chutes, conduits and other mechanical facilities, Building Systems and Building facilities are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair.

         Section 17.2 Intentionally Deleted.

         Section 17.3 Alterations to Building. Landlord has the right at any time to (a) change the name, number or designation by which the Building is commonly known, (b) repair, modify, improve and alter the Building (including, without limitation, to change the arrangement or location of entrances or passageways, concourses, plazas, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building) without any such acts constituting an actual or constructive eviction and without incurring any liability to Tenant, so long as same does not deny Tenant access to the Premises nor materially diminish the character of the Building. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the making of any such changes or alterations, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses, except to the extent the changes or alterations are of a nature that are typically performed at overtime.

                                   ARTICLE 18

                                     DEFAULT

         Section 18.1 Tenant's Defaults. Each of the following events shall be an "Event of Default" hereunder:

              (a) Failure to Pay. Tenant fails to pay when due any installment of (i) Fixed Rent and such default continues for 5 Business Days after notice of such default is given to Tenant, and (ii) Additional Rent after such default continues for 10 Business Days after notice of such default is given to Tenant; except that if Landlord shall have given two such notices of default in the payment of any Rent in any 12-month period, Tenant shall not be entitled to any further notice of delinquency in the payment of any Rent or an extended period in which to make payment until such time as 12 consecutive months shall have elapsed without Tenant having failed to make any such payment when due, and the occurrence of any default in the payment of any Rent within such 12-month period after the giving of two such notices shall constitute an Event of Default; or

              (b) Breach of Covenant or Condition. Tenant defaults in the observance or performance of any other term, covenant or condition of this Lease to be observed or performed by Tenant (other than a default of the type described in Sections 18.1(a), (c), (d), (e), (f), or (g)) and such default continues for more than 30 days after notice by Landlord to Tenant of such default; or if such default is of such a nature that it can be remedied but cannot be completely remedied within 30 days, Tenant fails to commence




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         to remedy such default within 30 days after such notice or, with respect to any such default, Tenant, having commenced such remedy within 30 days after such notice, fails to diligently prosecute to completion all steps necessary to remedy such default or Tenant fails to complete such remedy within 90 days, or such longer reasonable time, provided, Tenant is diligently undertaking efforts to remedy such condition; or

              (c) Tenant's Interest Shall Devolve. Tenant's interest in this Lease shall devolve upon or pass to any Person, whether by operation of law or otherwise, except as expressly permitted under Article 15 hereof; or

              (d) Tenant Unable to Pay its Debts. Tenant generally does not, or is unable to, or admits in writing its inability to, pay its debts as they become due; or

              (e) Voluntary Bankruptcy Petition; Insolvency. Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable Requirements, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant's property; or

              (f) Involuntary Bankruptcy Petition. If, within 90 days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable Requirements, such proceeding shall not have been dismissed, or if, within 60 days after the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any lien, execution or attachment or other similar filing shall be made or issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant; or

              (g) Recourse to Security Deposit. If Landlord applies or retains any part of the Security Deposit, and Tenant fails to deposit with Landlord the amount so applied or retained by Landlord, or to provide Landlord with a replacement Letter of Credit (as defined in Section 37.2), if applicable, within 10 days after notice by Landlord to Tenant stating the amount applied or retained.

         Upon the occurrence of any one or more of such Events of Default, Landlord may, at its sole option, give to Tenant 3 days notice of cancellation of this Lease, in which event this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such three day period with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in Article 19 hereof.



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                                   ARTICLE 19

                              REMEDIES AND DAMAGES

         Section 19.1 Remedies; Tenant's Waiver; Other Remedies.

              (a) Landlord's Remedies. If any Event of Default occurs, or this Lease and the Term terminates as provided in Article 18:

                   (i) Surrender of Possession. Tenant shall quit and surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force (to the extent permitted by applicable Requirements) or otherwise in accordance with applicable legal proceedings (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other Persons from the Premises and remove any and all of their property and effects from the Premises.

                   (ii) Landlord's Reletting. Landlord, at Landlord's option, may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to and shall not be liable for refusal or failure to relet or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting; and no such refusal or failure shall relieve Tenant of or otherwise affect, any liability under this Lease, except to the extent required by law. Landlord, at Landlord's option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. In the event Landlord relets the Premises, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises or any portion thereof for new tenants, brokers' commissions, advertising expenses, and all other expenses properly chargeable against the Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining Term but in no event shall Tenant be entitled to receive any excess or such net rents other than sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this



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              subsection to a credit in respect of any net rents from a
              reletting, except to the extent that such net rents are actually received by Landlord.

              (b) Tenant's Waiver. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such Persons might otherwise have under any Requirement (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess the Premises, or (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed or ejected by judgment or by warrant of any court or judge, (B) any re-entry by Landlord, or (C) any expiration or early termination of the term of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

              (c) Other Remedies. Upon the breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and to invoke any other remedy allowed by applicable Requirements or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

         Section 19.2 Landlord's Damages; Reletting.

              (a) Landlord's Damages. If this Lease and the Term expire and come to an end as provided in Article 18, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 19.1(a)(1), then, in any of such events:

                   (i) Tenant shall pay to Landlord all Rent payable under this
              Lease by Tenant to Landlord up to the Expiration Date or to the date of re-entry upon the Premises by Landlord, as the case may be;

                   (ii) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, any security deposit or otherwise, and to draw upon any letter of credit or other security deposited by Tenant hereunder and retain the proceeds thereof, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord. Notwithstanding the foregoing, if the amount of the security deposit is greater than the damages or any other amount owed to Landlord, the excess amount shall be returned to Tenant;

                   (iii) Tenant shall pay to Landlord, in monthly installments, on the days specified in this Lease for payment of installments of Fixed Rent, any Deficiency; it being understood that Landlord shall be entitled to recover the Deficiency from




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              Tenant each month as the same shall arise, and no suit to
              collect the amount of the Deficiency for any month, shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                   (iv) whether or not Landlord shall have collected any monthly
              Deficiency, Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency and as liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming Additional Rent during such period to be the same as had been payable for the year immediately preceding such termination or re-entry, increased in each succeeding year by 4% (on a compounded basis)) exceeds the then fair and reasonable rental value of the Premises, for the same period (with both amounts being discounted to present value at a rate of interest equal to 1% below the then Base Rate) less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 19.2(a)(iii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

              (b) Reletting. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this
         Section 19.2. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Nothing contained in Articles 18 or 19 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages under applicable Requirements, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 19.2.

         Section 19.3 Default Interest; Other Rights of Landlord. Any damages payable under this Lease and not paid when due shall bear interest at the Interest Rate from the due date until paid, and the interest shall be deemed Additional Rent. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant.

                                   ARTICLE 20

                   LANDLORD'S RIGHT TO CURE; FEES AND EXPENSES

         Section 20.1 Landlord's Right to Cure. If Tenant defaults in the performance of its obligations under this Lease, Landlord, without thereby waiving such default, may perform such obligation for the account and at the expense of Tenant: (a) immediately or at any time thereafter and without notice, in the case of emergency or in the case the default (i) materially interferes with the use by any other tenant of any space in the Building, (ii) materially interferes with the efficient operation of the Building, (iii) will result in a violation of any Requirement, (iv) will result in a cancellation of any insurance policy maintained by Landlord, or (v) will result in a breach of or default under any Superior Lease or Mortgage, and (b) in any other case if such default continues after 10 Business Days from the date Landlord gives notice of Landlord's intention so to perform the defaulted obligation if Tenant does not cure within such 10 Business Day period. Notwithstanding the foregoing, Landlord shall use its reasonable efforts to notify Tenant of Landlord's intent to perform any Tenant obligation, provided, however, that a failure of Landlord to provide such notice shall not prevent Landlord from collecting its costs from Tenant nor of calling a default with respect to such Tenant obligation. All actual costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and all costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord on demand, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all out-of-pocket costs and expenses which, pursuant to this Lease (including the Rules and Regulations) are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord in accordance with the terms of the bills rendered by Landlord to Tenant.

         Section 20.2 Reimbursement For Tenant's Default. Tenant shall reimburse Landlord, within 10 days after demand, for all actual expenditures (including reasonable attorney fees and disbursements) made by, or damages, costs or fines sustained or incurred by, Landlord due to any default by Tenant under this Lease, with interest thereon at the Interest Rate, from the date such expenditures were made, or damages, costs or fines incurred, until the date reimbursed by Tenant.

                                   ARTICLE 21

               NO REPRESENTATIONS BY LANDLORD: LANDLORD'S APPROVAL

Section 21.1 No Representations. Except as expressly set forth herein, Landlord and Landlord's agents have made no warranties, representations, statements or promises with respect to (i) the rentable and usable areas of the Premises or the Building, (ii) the amount of any current or future Taxes or Wage Rate, (iii) the compliance with applicable Requirements of the Premises or the Building, or
(iv) the suitability of the Premises for any particular use or purpose. No rights, easements or licenses are acquired by Tenant under this Lease by implication or




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otherwise. Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

         Section 21.2 Consents; Approvals. All references in this Lease to the consent or approval of Landlord mean the written consent or approval of Landlord, duly executed by Landlord. All consents or approvals of Landlord may be granted or withheld in Landlord's sole discretion unless specifically provided to the contrary in this Lease.

         Section 21.3 No Money Damages. Wherever in this Lease Landlord's consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant's claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. In no event shall Landlord be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease, even if due to the gross negligence or willful misconduct of Landlord of its agents or employees. Notwithstanding the foregoing, and solely with respect to a dispute over Landlord's refusal to grant any consent or approval under this Lease where Landlord's consent or approval is expressly required not to be unreasonably withheld, Tenant shall be entitled and Landlord agrees to submit such dispute to expedited arbitration before the American Arbitration Association.

         Section 21.4 Miscellaneous. Notwithstanding the foregoing, Landlord represents and warrants that, as of the date hereof, Landlord is the sole owner of fee title to the Building subject to no ground leases. Landlord's interest in the Building is subject to that certain Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement dated January 14, 2004 between Landlord and Lehman Brothers Holdings Inc.

                                   ARTICLE 22

                                   END OF TERM

         Section 22.1 Expiration. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender the Premises to Landlord, vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant's Property and Tenant's Specialty Alterations as may be required pursuant to Article 5 of this Lease. The foregoing obligation shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the immediately preceding Business Day.

         Section 22.2 Holdover Rent. Landlord and Tenant recognize that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises




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may be substantial, may exceed the amount of the Rent theretofore payable hereunder, and will be impossible to measure accurately. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on or before the Expiration Date or sooner termination of the Term, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall (a) pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of the Term, a sum equal to the greater of (A) one and three-quarters (1 3/4) times the Rent payable under this Lease for the last full calendar month of the Term and
(B) the fair market rental value of the Premises for such month (as reasonably determined by Landlord), (b) be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a "New Tenant") in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant, and (c) indemnify Landlord against all claims for damages by any New Tenant. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease (including, without limitation, pursuant to any month-to-month or other periodic tenancy) and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 22. All of Tenant's obligations under this Article shall survive the expiration or earlier termination of the Term of this Lease.

         Section 22.3 Waiver of Stay. Tenant expressly waives, for itself and for any Person claiming through or under Tenant, any rights which Tenant or any such Person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 22.

                                   ARTICLE 23

                                 QUIET ENJOYMENT

                  Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any Person lawfully claiming through or under Landlord subject to the terms and conditions of this Lease and to all Superior Leases and Mortgages.

                                   ARTICLE 24

                             NO SURRENDER; NO WAIVER

         Section 24.1 No Surrender or Release. No act or thing done by Landlord or Landlord's agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord, and any such waiver shall be effective only for the specific purpose and in the specific instance in which given. If Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive Tenant's keys to the Premises for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

         Section 24.2 No Waiver. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment of the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Fixed Rent or Additional Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or acceptance of any check or other payment in the face of a statement on such check or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or Additional Rent or pursue any other remedy provided in this Lease. The existence of a right of renewal or extension of this Lease, or the exercise of such right, shall not limit Landlord's right to terminate this Lease in accordance with the terms hereof.

                                   ARTICLE 25

                             WAIVER OF TRIAL BY JURY

                  LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS IN ANY WAY ARISING OUT OF OR CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY REQUIREMENT. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.



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                                   ARTICLE 26

                              INABILITY TO PERFORM

                  Landlord shall use reasonable efforts to promptly notify Tenant of any Unavoidable Delay that prevents Landlord from fulfilling any of its obligations under this Lease.

                                   ARTICLE 27

                                     NOTICES

                  Except as otherwise expressly provided in this Lease, consents, notices, demands, requests, approval or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries or by facsimile transmission (provided confirmation of such transmission is obtained and a copy of the notice is sent by one of the other permitted means), addressed as follows:


         If to Tenant
         ------------
         (If given prior to the Commencement Date):            TheStreet.com, Inc.
                                                               14 Wall Street
                                                               New York, New York 10005
                                                               Attention: Jordan Goldstein
                                                               Fax No.: (212) 321-5013

         (If given on or after the Commencement Date):         Independent Research Group LLC
                                                               44 Wall Street
                                                               New York, New York 10005
                                                               Attention: Joseph Marino
                                                               Fax No.: (212) 321-5013

         with a copy to:                                       TheStreet.com, Inc.
                                                               14 Wall Street
                                                               New York, New York 10005
                                                               Attention: General Counsel
                                                               Fax No.: (212) 321-5013

         with a copy to:                                       Hughes Hubbard & Reed LLP
                                                               One Battery Park Plaza
                                                               New York, New York 10004
                                                               Attention: Samuel Sultanik, Esq.
                                                               Fax No.: (212) 299-6854

         if to Landlord:                                       44 Wall Owner, LLC
         --------------                                        c/o Swig Burris Equities, LLC
                                                               770 Lexington Avenue
                                                               New York, New York 10021
                                                               Attention: Kent M. Swig
                                                               Fax No.: (212) 508-7610

         with a copy to:                                       Fried, Frank, Harris, Shriver & Jacobson LLP
                                                               1 New York Plaza
                                                               New York, New York 10004
                                                               Attention:  Robert J. Sorin, Esq.
                                                               Fax No.:  (212) 859-4000

         with a copy to:                                       any Mortgagee or Lessor which shall have
                                                               requested copies of notices, by notice given
                                                               to Tenant in accordance with the provisions
                                                               of this Article 27 at the address designated
                                                               by such Mortgagee or Lessor.





                  or to such other address(es) as either Landlord or Tenant or any Mortgagee or Lessor may designate as its new address) for such purpose by notice given to the other in accordance with the provisions of this Article 27. Any such approval, consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery or refusal to accept delivery as provided in this Article 27 or the date delivery is first attempted but cannot be made due to a change of address of which no notice was given.

                                   ARTICLE 28

                              RULES AND REGULATIONS

                  Tenant and all Tenant Parties shall observe and comply with the existing Rules and Regulations and any Rules and Regulations that are hereinafter enacted and universally applied to all office tenants of the Building, as supplemented or amended from time to time, provided that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as supplemented or amended from time to time, the provisions of this Lease shall control. Landlord reserves the right, from time to time, to adopt additional Rules and Regulations and to amend the Rules and Regulations then in effect. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant, its employees, agents, visitors or licensees, except that Landlord shall not enforce any Rule or Regulation against Tenant in a discriminatory fashion.



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



                                   ARTICLE 29

                               PARTNERSHIP TENANT

         Section 29.1 Partnership Tenant. If Tenant, or a permitted assignee of this Lease pursuant to Article 15 hereof, is a partnership, or is comprised of two or more Persons, individually or as partners of a partnership (any such partnership and such Persons are referred to in this Article as "Partnership Tenant"), the following shall apply: (a) the liability of each of the general partners (excluding Persons solely holding interests as limited partners), each of the partners in a limited liability partnership or Persons comprising Partnership Tenant (the "Partners") shall be joint and several; (b) each of the Partners hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed by Partnership Tenant or any of the Partners, which shall modify, extend or discharge this Lease, in whole or in part, or surrender all or any part of the Premises to Landlord; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the Partners shall be binding upon Partnership Tenant and all of the Partners; (d) if Partnership Tenant shall admit new Partners, all new Partners shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any new Partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form and substance satisfactory to Landlord, wherein each new Partner shall assume joint and several liability for the performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any new Partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of this Section 29.1(e); and
(f) no change in the Partners of Partnership Tenant resulting from the admission of a new Partner, or the death, retirement or withdrawal of a Partner shall release Partnership Tenant or any Partner or former Partner from their obligations under this Lease.

         Section 29.2 Change of Partners. If Tenant is a Partnership Tenant, (a) the admission of new Partners, the withdrawal (in the ordinary course of business), retirement, death, incompetency or bankruptcy of any Partner, or the reallocation of partnership interests among the Partners shall constitute an assignment of this Lease unless Partners holding in the aggregate not less than 80% of the partnership interests in Partnership Tenant immediately prior to such event remain as Partners holding not less than 80% of the partnership interests in Partnership Tenant during the 12-month period immediately following such event (i.e., the transfer, by any of the foregoing means, of more than 20% of the partnership interests in Partnership Tenant in any consecutive 12-month period shall constitute an assignment of this Lease subject to the provisions of
Article 15), and (b) the reorganization of Partnership Tenant into a professional corporation or a limited liability partnership, or the reorganization of Tenant from a professional corporation or a limited liability partnership into a partnership, shall constitute an assignment of this Lease unless immediately following such reorganization the Partners or shareholders, as the case may be, of Tenant shall be the same as those existing immediately prior to such reorganization, and shall acknowledge in writing to Landlord that they remain fully liable, jointly and severally, under this Lease as provided in this Article 29. If Tenant shall become a




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



professional corporation, each individual shareholder, shareholder-employee, new individual shareholder and new shareholder-employee of any professional corporation which is a shareholder in Tenant shall have the same personal liability (if any) as such individual or shareholder-employee would have under this Lease if Tenant were a partnership and such individual or shareholder-employee were a Partner or admitted as a new Partner. If any individual Partner in Tenant is or becomes a shareholder-employee of a professional corporation, such individual shall have the same personal liability under this Lease as such individual would have if he and not the professional corporation were a Partner of Tenant. If Tenant shall become a limited liability partnership, (i) each Partner therein shall continue to have the same personal liability as such Partner had under this Lease prior to Tenant becoming a limited liability partnership, and (ii) each new partner admitted to such limited liability partnership shall be bound by the provisions of Section 29.1, and shall execute and deliver to Landlord the assumption agreement required pursuant to Section 29.1(e) hereof.

                                   ARTICLE 30

                                   VAULT SPACE

                  Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, no vaults, vault space or other space outside the boundaries of the Real Property are included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property that Tenant may be permitted to use or occupy are to be used or occupied under a revocable license. If any such license shall be revoked, or if the amount of such space shall be diminished as required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not (i) constitute an actual or constructive eviction, in whole or in part, (ii) entitle Tenant to any abatement or diminution of Rent,
(iii) relieve Tenant from any of its obligations under this Lease, or (iv) impose any liability upon Landlord. Any fee, tax or charge imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

                                   ARTICLE 31

                                     BROKER

         Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Lease other than the Broker and that, to the best of its knowledge and belief, no other broker, finder or like entity procured or negotiated this Lease or is entitled to any fee or commission in connection herewith. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than the Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, or the above





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



representation being false. Landlord shall be responsible for the commission due and payable to the Broker pursuant to a separate agreement.

                                   ARTICLE 32

                                    INDEMNITY

         Section 32.1 Tenant's Indemnity.

              (a) Indemnification. Tenant or any Tenant Party shall not do or permit to be done any act or thing upon the Premises or the Building which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any Requirement, and shall exercise such control over the Premises as to fully protect the Indemnitees against any such liability. Tenant shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all Losses, resulting from any claims (i) against the Indemnitees arising from any act, omission or negligence of any Tenant Party or any accident, injury or damage whatsoever in or about the Premises (except to the extent caused by or arising out of the willful misconduct or gross negligence of Landlord or any of the Indemnitees) caused to any person or to the property of any person and occurring during the Term or during the period of time, if any, prior to the commencement or following the expiration of the Term that any Tenant Party may have been given access to any portion of the Premises for the purpose of performing work or otherwise, in or about the Premises, and (ii) against the Indemnitees resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed and performed.

              (b) Indemnity Inclusions. As used in this Lease, the term "Losses" means any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Premises or the Building or the appurtenances of any of the foregoing to which a particular indemnity and hold harmless agreement applies.

         Section 32.2 Defense and Settlement. If any claim, action or proceeding is made or brought against any Indemnitee, then upon demand by an Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee's name (if necessary), by attorneys approved by the Indemnitee, which approval shall not be unreasonably withheld. Attorneys for Tenant's insurer shall hereby be deemed approved for purposes of this Section
32.2. Notwithstanding the foregoing, an Indemnitee may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability of $750,000 or more, provided that Tenant shall control the defense and Tenant shall pay the reasonable fees and disbursements of such attorneys. Notwithstanding anything herein contained to the contrary, Tenant may direct the Indemnitee to settle any claim, suit or other proceeding, provided that (a) such settlement shall involve no obligation on the part of the Indemnitee other





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



than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Tenant at the time such settlement is reached, (c) such settlement shall not require the Indemnitee to admit any liability, and (d) the Indemnitee shall have received an unconditional release from the other parties to such claim, suit or other proceeding. The provisions of this Article 32 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 33

                          ADJACENT EXCAVATION; SHORING

                  If an excavation shall be made, or shall be authorized to be made, upon land adjacent to the Real Property, Tenant shall, upon notice, afford to the Person causing or authorized to cause such excavation license to enter upon the Premises for the purpose of doing such work as such Person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations. In connection with such license, Tenant shall have no right to claim any damages or indemnity against Landlord, or diminution or abatement of Rent, provided that Tenant shall continue to have access to the Premises.

                                   ARTICLE 34

                                      ICIP

         Section 34.1 Industrial and Commercial Incentive Program.

              (a) For purposes of this Section 34.1, the term "Project" shall mean, collectively, (i) the performance by Landlord of Landlord's Work and (ii) the performance by Tenant of any Alterations in the Premises or the Building. All other terms used herein, unless otherwise defined in this Lease, shall have the meanings ascribed to them in Sections 11-256 through 11-267 of the Administrative Code of the City of New York, authorized by Title 2-D of Article 4 of the New York Real Property Tax Law and all rules and regulations promulgated thereunder (herein collectively called the "Industrial and Commercial Incentive Program" or the "ICIP Program").

              (b) Landlord hereby notifies Tenant that Landlord is seeking the benefits and entitlements provided by Section 489-bbbb, Subdivision 5 of the ICIP Program. Tenant agrees to comply (and, with respect to any contractors and subcontractors performing work on the Project, to include or require, as the case may be, provisions in their contracts and subcontracts requiring such contractors and subcontractors to comply, and promptly following receipt of notice of any failure of such contractors or subcontractors to comply, to use reasonable efforts to enforce such contractual obligations to comply, including, without limitation, by way of the termination of such contracts and/or subcontracts) with all applicable provisions, regulations and requirements of the ICIP Program so that the Building will receive the benefits and entitlements provided by the ICIP Program (the "ICIP Benefits").

              (c) (i) Tenant shall, prior to the performance of any Alterations in or to the Premises or the Building, or the issuance of any building permits or award of any construction contracts in connection therewith, notify Landlord of its intent to perform such Alterations and the estimated cost thereof in order to enable Landlord to include such Alterations in the Building's application for ICIP Benefits.

              (ii) Tenant hereby agrees that it will submit any proofs of expenditure, plans, reports, certificates of continuing use and other submissions that may be required to qualify for the ICIP Benefits that may be available in connection with the Project (the "ICIP Submissions") as and within the time periods required by the applicable rules and regulations of any ICIP Submissions required to be made to the New York City Department of Finance ("DOF"), the New York City Department of Business Services ("DBS") or the New York City Office of Labor Services ("OLS"), and will attend any meetings required by the DOF, DBS or OLS or any other governmental agency charged with administration or enforcement of the ICIP Program.

              (d) (i) Tenant acknowledges that the ICIP Program imposes certain requirements with respect to the hiring and training practices, among other matters, of construction managers, contractors and subcontractors (collectively herein called "Tenant's Contractors") engaged to perform work in the Building for Building tenants. Accordingly, in order to ensure that no actions taken by Tenant's Contractors will cause the Building to fail to qualify for or to lose the ICIP Benefits, Tenant shall use only such Tenant's Contractors that qualify under and otherwise satisfy the requirements of the ICIP Program for performance of work comprising part of the Project.

                   (ii) (A) All of Tenant's Contractors employed in connection with the Project shall be contractually required by Tenant to comply with the provisions of the ICIP Program, including without limitation the OLS requirements applicable to construction projects benefiting from the ICIP Program. Such compliance, as of the date hereof, includes without limitation the following: the submission and approval of Construction Employment Report(s), and other periodic reports, attendance at a pre-construction conference and other conferences with representatives of the OLS and adherence to the provisions of Article 22 of the ICIP Rules and Regulations, the provisions of New York City Charter Chapter 13-B and the provisions of Executive Order No. 50 (1980) and the rules and regulations promulgated thereunder. Tenant hereby agrees that it shall indemnify and hold harmless Landlord and its members, partners, directors, officers, agents and employees from and against any and all claims, loss, damage, liability, cost or expense arising from or in connection with any failure by Tenant or Tenant's Contractors to comply with the provisions of the ICIP Program. If Landlord is notified of any violation of the ICIP Program by Tenant's Contractors, Landlord shall promptly advise Tenant thereof and send a copy of such notice to Tenant, and

              Tenant will take all appropriate diligent steps to cause Tenant's Contractors to cure such violations.

                   (B) At Landlord's request, to the extent required to enable
              Landlord to file annual certificates of continuing use as required by the ICIP Program and/or to continue to receive the ICIP Benefits, Tenant shall (i) report to Landlord the use of the Premises, the number of workers permanently engaged in employment in the Premises, the nature of each worker's employment, the number of such workers who reside in New York City and the New York City residency of each worker, (ii) provide access to the Premises by employees and agents of any governmental agency enforcing the ICIP Program (including, without limitation, the DOF) at all reasonable times, upon reasonable notice when requested by Landlord and (iii) enforce the contractual obligations of Tenant's Contractors to comply with the OLS requirements.

                   (e) Tenant hereby agrees that it shall indemnify and hold
              harmless Landlord and its members, partners, directors, officers, agents and employees from and against any and all claims, loss, damage, liability, cost or expense arising from the Building's failure to qualify for or the loss of the ICIP Benefits as a result of Tenant's failure to comply with its obligations set forth in this Section 34.1 or any requirement of the ICIP Program, or as a result of Tenant's Contractors failure to comply with any requirement of the ICIP Program.

                                   ARTICLE 35

                              INTENTIONALLY DELETED

                                   ARTICLE 36

                                  MISCELLANEOUS

         Section 36.1 Delivery. This Lease shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

         Section 36.2 Transfer of Real Property. Landlord's obligations under this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer or lease of Landlord's interest (collectively a "Transfer") by Landlord (or upon any subsequent landlord after the Transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such Transfer, Landlord (and any such subsequent landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder (provided Landlord has transferred any Security Deposit given by the Tenant), and the transferee of Landlord's interest (or that of such subsequent



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



landlord) in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease.

         Section 36.3 Limitation on Liability. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest from time to time in the Real Property and Tenant and any Tenant Party shall not look to any other property or assets of Landlord or the property or assets of any Indemnitees in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations; and none of the Indemnitees shall be personally liable for the performance of Landlord's obligations under this Lease.

         Section 36.4 Rent. Notwithstanding anything to the contrary contained in this Lease, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant's Tax Payment, Tenant's Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code and other Requirements.

         Section 36.5 Entire Agreement. This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control. All Article and Section references set forth herein shall, unless the context otherwise requires, be deemed references to the Articles and Sections of this Lease.

         Section 36.6 Governing Law. This Lease shall be governed in all respects by the laws of the State of New York applicable to agreements made and to be performed wholly within the State.

         Section 36.7 Unenforceability. If any provision of this Lease, or its application to any Person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by applicable Requirements.

         Section 36.8 Consent to Jurisdiction; Waiver of Immunity.

              (a) Consent to Jurisdiction. Except as expressly provided to the contrary in this Lease, Tenant and any Tenant Party agree that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of New York or the federal courts for the Southern District of New York; and for that purpose Tenant and any Tenant Party expressly and irrevocably submit themselves to the jurisdiction of such courts. Tenant and any Tenant Party agree that so far as is permitted under applicable Requirements, this





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         consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by applicable Requirements, shall be necessary in order to confer jurisdiction upon it in any such court. Tenant and any Tenant Party further agree that judgment against them in any such action or proceeding shall be conclusive and, to the extent permitted by applicable Requirements, may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

              (b) Waiver of Immunity. To the extent that Tenant and any Tenant Party have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.

         Section 36.9 Landlord's Agent. Unless Landlord shall render written notice to Tenant to the contrary, Landlord's Agent is authorized to act as Landlord's agent in connection with the performance of this Lease, and Tenant shall direct all correspondence and requests to, and shall be entitled to rely upon correspondence received from, Landlord's Agent, as agent for Landlord in accordance with Article 27. Tenant acknowledges that Landlord's Agent is acting solely as agent for Landlord in connection with the foregoing; and neither Landlord's Agent nor any of its direct or indirect partners, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Real Property.

         Section 36.10 Estoppels. Within 7 days following request from Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord a written statement executed and acknowledged by Tenant, in form satisfactory to Landlord,

           (a) stating the Commencement Date, and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications) and, if requested, certifying as to a copy of this Lease, as it may have been amended,

           (b) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent and Tenant's Tax Payment then payable,

           (c) stating whether or not, to the best of Tenant's knowledge, Landlord is in default under this Lease, and, if Tenant asserts that Landlord is in default, setting forth the specific nature of any such defaults,

           (d) stating whether Landlord has failed to complete any work required to be performed by Landlord under this Lease,




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           (e) stating whether there are any sums payable to Tenant by Landlord under this Lease,

           (f) stating the amount of the Security Deposit, if any, under this Lease,

           (g) stating whether there are any subleases or assignments affecting the Premises,

           (h) stating the address of Tenant to which all notices and communications under the Lease shall be sent, and

           (i) responding to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor.

         Tenant acknowledges that any statement delivered pursuant to this
Section 36.10 may be relied upon by (i) any proposed purchaser of all or any portion of Landlord's interest in the Real Property, the Building or any Superior Lease, (ii) any proposed lender of any such purchaser, (iii) any owner of the Real Property, the Building or all or any portion of Landlord's interest in the Real Property, the Building or any Superior Lease, (iv) any proposed or existing Mortgagee, or assignee thereof or (v) any proposed or existing Lessor, or assignee thereof.

         Section 36.11 Certain Rules of Interpretation. For purposes of this Lease, whenever the words "include", "includes", or "including" are used, they shall be deemed to be followed by the words "without being limited to" and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The Commencement Date of this Lease is subject to Section 9-1.3(d) of the New York Estates, Powers and Trust Laws.

         Section 36.12 Captions. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

         Section 36.13 Parties Bound. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.

         Section 36.14 Counterparts. This Lease may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

         Section 36.15 Memorandum of Lease. Neither this Lease nor a memorandum in respect of this Lease shall be recorded.

         Section 36.16 Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease, and all such obligations





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and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to Fixed Rent, Tenant's Tax Payment and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

                                   ARTICLE 37

                                SECURITY DEPOSIT

         Section 37.1 Security Deposit. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease in cash as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease, including the surrender of possession of the Premises to Landlord as herein provided. Landlord shall hold the Security Deposit and the unapplied proceeds of any Letter of Credit in an interest-bearing account at a commercial bank selected by Landlord located in the State of New York that provides FDIC insured accounts in accordance with Section 7-103 of the New York General Obligation Law (or any successor thereto). Landlord shall be entitled to receive and retain as an administrative expense that portion of any interest received thereon which represents the maximum fee permitted under such law. The balance of any interest shall be added to and held as part of the security deposited under this Lease.

         Section 37.2 Letter of Credit. In lieu of a cash deposit, Tenant may deliver the Security Deposit to Landlord in the form of a clean, irrevocable, stand-by and unconditional letter of credit in the amount of the Security Deposit (the "Letter of Credit") issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association with offices for banking purposes in the Borough of Manhattan, City of New York (the "Issuing Bank"), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Rating Service, and has combined capital, surplus and undivided profits of not less than $50,000,000,000. The Letter of Credit shall (a) name Landlord as beneficiary, (b) be in the amount of the Security Deposit (subject to increase and decrease as provided under Section 37.1(a) and (b)), (c) have a term of not less than one year, (d) permit multiple drawings,
(e) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (f) otherwise be in form and content satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term through the date that is at least 60 days after the Expiration Date, unless the Issuing Bank sends a notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article. The Letter of Credit shall state that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in Manhattan. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.

         Section 37.3 Application of Security. If Tenant defaults beyond applicable notice and cure periods in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, Landlord may apply or retain the whole or any part of the cash Security Deposit or may notify the Issuing Bank and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit and use, apply or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Fixed Rent or any other sum as to which Tenant is in default, including (a) any sum which Landlord may expend or may be required to expend by reason of Tenant's default, and/or (b) any damages or Deficiency to which Landlord is entitled pursuant to this Lease or applicable Requirements, whether such damages or Deficiency accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit (or so much thereof as remains) shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant's obligations to pay Rent hereunder.

         Section 37.4 Transfer. Upon a sale of the Real Property or the Building or a leasing of the Building, or any financing of Landlord's interest therein, Landlord shall have the right to transfer the cash Security Deposit or the Letter of Credit, as applicable, to the vendee, lessee or lender. With respect to the Letter of Credit, within 5 days after notice of such sale, leasing or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender. Tenant shall look solely to the new landlord or lender for the return of such cash Security Deposit or Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the cash Security Deposit or Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

         Section 37.5 Reduction of Security Deposit. (a) Tenant shall be entitled to a reduction in the amount of the Security Deposit of (i) $69,766.00 on the 4th anniversary of the Rent Commencement Date and (ii) an additional $69,766.00 on the 5th anniversary of the Rent Commencement Date (each of the dates in clauses (i) through (ii) is called a "Reduction Date" and each such reduction which is to occur on a Reduction Date, subject to the terms hereof, is referred to as a "Reduction Amount"); provided, that (A) Tenant, under this Lease, is not in (x) monetary default or (y) non-monetary default beyond applicable notice and grace periods as of the applicable Reduction Date, (B) Landlord has not previously drawn on the Security Deposit by reason of any default on the part of Tenant prior to the applicable Reduction Date, and (C) in no event shall the Security Deposit be reduced to less than $244,184.00. If the Security Deposit is being held by Landlord as cash, then within 10 Business Days after any applicable Reduction Date under this Section 37.5, Landlord shall deliver to Tenant the applicable Reduction Amount. If the Security Deposit is being held by Landlord in the form of a letter of credit pursuant to Section 37.2, Tenant shall deliver to Landlord an amendment to the Letter of Credit (the form and substance of such amendment to be reasonably satisfactory to Landlord), reducing the amount of the Letter of Credit by the applicable Reduction Amount, and Landlord shall execute the amendment and such other documents as are reasonably necessary to reduce the amount of the Letter of Credit in accordance with the terms hereof.

                                   ARTICLE 38

                               TELECOMMUNICATIONS

         Landlord shall provide access to the Building a limited but reasonable number of third-party communication service providers to make available to Tenant (at Tenant's sole cost) telephone, cable television, data and high-speed internet access to the Premises. The terms of Tenant's access to and use of such services shall be governed by separate agreements between Tenant and the relevant third-party service providers. Landlord shall have no liability whatsoever relating to or in connection with such service and shall have no obligation whatsoever with respect to the installation, maintenance and repair of any system, wiring, cabling, electrical equipment or other equipment relating thereto other than arising out of its willful misconduct. Notwithstanding the foregoing, Tenant shall have access to reasonable dedicated riser space throughout the Term of the Lease for Tenant's telecommunications and data wiring.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement of Lease as of the day and year first above written.

                      LANDLORD
                      --------
                      44 WALL OWNER, LLC,
                      a Delaware limited liability company

                      By:  44 Wall Mezz, LLC,
                            a Delaware limited liability company

                              By:  44 Wall Street, LLC
                                            a New York limited liability company

                                  By:  SBE 44 Management, LLC
                                        a New York limited liability  company

                                        By:    /s/ Kent M. Swig
                                            -------------------------
                                            Name:  Kent M. Swig
                                            Title: Managing Member

                      TENANT
                      ------
                      INDEPENDENT RESEARCH GROUP LLC,
                      a Delaware limited liability company

                      By:    /s/ Joseph Marino
                          --------------------------------
                          Name:  Joseph Marino
                          Title: Managing Director



                      Tenant's Federal Identification Number:

                           TENANT ACKNOWLEDGMENT FORM


STATE OF NEW YORK          )
                           )  ss:
COUNTY OF NEW YORK         )


         On May 5, 2004, before me, the undersigned, personally appeared ___________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

   Notary Public
   (Affix Stamp & Seal)

                                    EXHIBIT A

                                   FLOOR PLAN


         The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

                                    EXHIBIT B

                                   DEFINITIONS


         Affiliate: With respect to any Person, any other Person that, directly or indirectly (through one or more intermediaries), Controls, is Controlled by, or is under common Control with, such first Person.

         Base Rate: The annual rate of interest publicly announced from time to time by Citibank, N.A., or its successor, in New York, New York as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate").

         Building Systems: The mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to (but not including) the point of localized distribution to the Premises excluding, however, the Supplemental HVAC System and any supplemental HVAC system of other tenants in the Building and the horizontal distribution systems within and servicing the Premises and by which mechanical, electrical, plumbing, sanitary, heating, ventilating and air conditioning, security, life-safety and other service systems are distributed from the base Building risers, feeders, panelboards, etc., for provision of such services to the Premises.

         Business Days: All days, excluding Saturdays, Sundays and all days observed, without duplication, by either the State of New York, the Federal Government or the labor unions servicing the Building as holidays.

         Code: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         Condenser Water System: The water tower, piping loop, pumps and connection valves designed to provide condenser water to the Building's central system and any Supplemental HVAC System, expressly excluding any Supplemental HVAC System and its connection to the Condenser Water System.

         Consumer Price Index: shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y.-Northeastern N.J. Area, All Items (1982-84=100), or any successor index thereto appropriately adjusted. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics, or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the Consumer Price Index. If Landlord and Tenant are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration Association or any successor organization for determination in accordance with the regulations and procedures thereof then obtaining for commercial arbitration.

         Control: (i) (a) The ownership, directly or indirectly, of more than 50% of the voting stock of a corporation, or (b) in the case of any Person which is not a corporation, the ownership, directly or indirectly, of more than 50% of the beneficial ownership interest in such Person, or (ii) in the case of any such Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person.

         Cost Per Kilowatt Hour: (a) The total cost for electricity incurred by Landlord to service the Building during a particular billing period (including energy charges, demand charges, surcharges, time-of-day charges, fuel adjustment charges, rate adjustment charges, taxes, rebates and any other factors used by the public utility company in computing its charges to Landlord), divided by (b) the total kilowatt hours purchased by Landlord to provide electricity to the Building during such period.

         Deficiency: The difference between (a) the Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of this Lease for any part of such period (after first deducting from such rents all expenses incurred by Landlord in connection with the termination of this Lease, Landlord's re-entry upon the Premises and such reletting, including repossession costs, brokerage commissions, attorneys' fees and disbursements, and alteration costs).

         Governmental Authority (Authorities): The United States of America, the City, County or State of New York, or any political subdivision, agency, department, commission, board, bureau or instrumentality of any of the foregoing, or any landmarks preservation agency (or other entity designated or accepted for such purpose by any Governmental Authority or landmarks preservation agency), now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof or the curbs, sidewalks, and areas adjacent thereto.

         Hazardous Materials: Any substances, materials or wastes currently or in the future deemed or defined in any Requirements as "hazardous substances", "toxic substances", contaminants", "pollutants" or words of similar import.

         HVAC: Heating, ventilation and air-conditioning.

         Indemnitees: Landlord, Landlord's Agent, each Mortgagee and Lessor, and each of their respective direct and indirect partners, officers, shareholders, managers, directors, members, trustees, beneficiaries, employees, principals, contractors, licensees, invitees, servants, agents and representatives.

         Lessor: A lessor under a Superior Lease.

         Mortgage(s): Any mortgage, trust indenture or other financing document (including any assignment of leases and rents) which may now or hereafter affect the Premises, the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor and advances made thereunder.

         Mortgagee(s): Any mortgagee, trustee or other holder of a Mortgage.

         Person: Any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, unincorporated association, business trust, tenancy-in-common or other entity, or any Governmental Authority.

         Prohibited Use: Any use or occupancy of the Premises that in Landlord's reasonable judgment would be likely to: (a) cause damage to the Building, the Premises or any equipment, facilities or other systems therein; (b) impair the appearance of the Premises or the Building; (c) interfere with the efficient and economical maintenance, operation and repair of the Premises or the Building or the equipment, facilities or systems thereof; (d) adversely affect any service provided to, and/or the use and occupancy by, any Building tenant or occupants;
(e) violate the Certificate of Occupancy issued for the Premises or the Building or (f) adversely affect the image of the Building as a first-class office location in downtown Manhattan. "Prohibited Use" also includes the use of any part of the Premises for: (i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except in connection with vending machines and/or warming kitchens installed for the use of Tenant's employees only), liquor, tobacco or drugs; (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant's own business); (iv) a typing or stenography business; (v) a school or classroom; (vi) lodging or sleeping; (vii) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant's offices in person without a prior appointment) of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (viii) a payroll office; (ix) a barber, beauty or manicure shop; (x) an employment agency, executive search firm or similar enterprise; (xi) offices of any Governmental Authority, any foreign government, the United Nations, or any agency or department of the foregoing; (xii) the acceptance, delivery, distribution, manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in the Premises; (xiii) the rendering of medical, dental or other therapeutic or diagnostic services; (xiv) a discount drug store or discount clothing store or a "fast food" restaurant; (xv) any illegal purposes or any activity constituting a nuisance; or (xvi) the business of providing furnished office suites and ancillary office services to the occupants of such suites.

         Requirements: All present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary, of (i) all Governmental Authorities, including the Americans With Disabilities Act, 42 U.S.C. 'SS' 12101 (et seq.), New York City Local Law 58 of 1987, and any law of like import, and all rules, regulations and government orders with respect thereto, and any of the foregoing relating to Hazardous Materials, environmental matters, public health and safety matters and landmarks preservation, (ii) any applicable fire rating bureau or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same and (iii) all requirements of all insurance bodies affecting the Premises.

         Rules and Regulations: The rules and regulations annexed to and made a part of this Lease as Exhibit D, as they may be modified from time to time by Landlord.

         Soft-Costs: Collectively, any and all architectural fees, engineering fees, legal fees and other consultant fees and other so-called "soft-costs".

         Specialty Alterations: Alterations consisting of kitchens, pantries, executive bathrooms, computer installations, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, conveyors, dumbwaiters, other Alterations of a similar character.

         Substantial Completion: As to any construction performed by any party in the Premises, including any Alteration and Landlord's Work (or Landlord's Additional Work, as applicable), "Substantial Completion" or "Substantially Completed" means that such work has been completed, as reasonably determined by Landlord's architect and reasonable confirmed by Tenant's architect, in accordance with (a) the provisions of this Lease applicable thereto, (b) the plans and specifications for such work, and (c) all applicable Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the non-completion of which does not materially interfere with Tenant's use of the Premises or which, in accordance with good construction practice, should be completed after the completion of other work to be performed in the Premises (collectively, the "Punch List Items").

         Superior Lease(s): Any ground or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof.

         Tenant Party: Any of Tenant, any Affiliate of Tenant, any subtenant or any other occupant of the Premises, or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, sub-contractors, licensees, invitees, visitors, servants, agents, or representatives, including, without limitation, any architect or engineer employed or consulted in connection with the Architectural Drawings and Specifications, Constructions Documents or the Premises.

         Tenant's Property: Tenant's movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property that are removable without material damage to the Premises or Building.

         Unavoidable Delays: Landlord's inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Landlord (including, without limitation, Landlord's inability to make or delay in making any repairs, additions, alterations, improvements or decorations or Landlord's inability to supply or delay in supplying any equipment or fixtures), if Landlord's inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause, whatsoever beyond Landlord's reasonable control, including, without limitation, Requirements, laws, governmental preemption in connection with a national emergency, shortages, or unavailability of labor fuel, steam, water, electricity or materials, or delays caused by other tenants, mechanical breakdown, acts of God, enemy or terrorist action, civil commotion, fire or other casualty.

                                    EXHIBIT C

                             CLEANING SPECIFICATIONS


A. NIGHTLY: (Five nights per week - Monday through Friday excluding Union Holidays)

     (1) All stone, ceramic tile, marble, terrazzo and other unwaxed flooring to be swept nightly using approved dust-down preparations.

     (2) All linoleum, vinyl, rubber, asphalt tile and other similar types of flooring (that may be waxed) to be swept nightly using approved dust-down preparation. Waxing, if any, shall be done at tenant's expense.

     (3)  All carpets will be thoroughly vacuumed one time per week.

     (4) Hand dust with treated masalin cloths all office furniture, file cabinets and windowsills (excluding the periodic high dusting required under Section "D" of this Exhibit C).

     (5) Empty all waste receptacles nightly and remove wastepaper from the demised premises to designated building areas (excluding all wet areas and liners).

     (6)  Wash clean all water fountains and coolers nightly.

     (7)  Dust all telephones as necessary.

     (8) Keep locker and slop sink rooms in a neat and orderly condition at all times.

     (9)  Sweep all interior uncarpeted staircases.

     (10) Clean all glass furniture tops.

     (11) Lock all entrance doors nightly after completion of cleaning

B. PERIODIC CLEANING:

   To be performed quarterly unless otherwise specified.

   High dust premises completely including the following:

     (1) Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

     (2) Dust clean all vertical surfaces, such as walls, partitions, doors, bucks and other surfaces not reached in nightly cleaning.

     (3) Dust all Venetian blinds twice per year and dust all ceiling ventilation louvers twice per year.

C. LAVATORIES: (to be performed nightly)

     (1) Scour, wash and disinfect all toilet seats (both sides), basins, bowls, urinals and tile walls near urinals, throughout.

     (2)  Sweep and wash all lavatory floors using proper disinfectants.

     (3) Wash and polish all mirrors, powder shelves, bright work and enameled surfaces in all lavatories (contractor shall use only non-abrasive material to avoid damage and deterioration to chrome fixtures).

     (4) Hand dust and clean, washing where necessary, all partitions, dispensers and receptacles in all lavatories and restrooms.

     (5) Service sanitary napkin dispensers (napkins to be supplied by contractor).

     (6) Empty paper towel and sanitary napkin disposal receptacles and remove paper to designated areas.

     (7) Fill and clean all soap, towel, and toilet tissue dispensers. Supplies therefor to be furnished by contractor at a reasonable charge to Tenant. If the demised premises consists of a part of a rentable floor, said charge to Tenant shall that portion of a reasonable charge for such supplies that is reasonably allocated to Tenant.

     (8)  Empty and clean sanitary disposal receptacles.

     (9)  Clean and wash all receptacles and dispensers.

     (10) Remove finger marks from painted surfaces.

D. PERIODIC:

     (1)  Clean and wash all partitions once every two weeks.

     (2)  Scrub floors as necessary, but not less than once per month.

     (3) Hand dust, clean and wash all tile walls and ceilings including washable acoustical tile, once each month; more if necessary.

     (4) High dusting shall be done once each month, which will include lights, walls and grills.

     (5)  Wipe all lighting fixtures twice per year.

                                    EXHIBIT D

                              RULES AND REGULATIONS


     1. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, screens or other obstructions shall be attached to or hung in or used in connection with any exterior window or entry door of the Premises, without the prior written consent of Landlord.

     2. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed to any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord. Lettering on doors, if and when approved by Landlord, shall be inscribed, painted or affixed for Tenant, at Tenant's sole cost and expense, in a building standard size, color and style and acceptable to Landlord in Landlord's sole discretion.

     3. The grills, louvers, skylights, windows and doors that reflect or admit light and/or air into the Premises, halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills, radiators or convectors.

     4. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     5. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress or egress to and from the Premises and for delivery of merchandise, equipment and other personal property in prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

     6. Except in those areas designated by Tenant as "security areas", all locks or bolts of any kind shall be operable by the Grand Master Key or via card key. No locks shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in locks or the mechanism thereof that shall make such locks inoperable by said Grand Master Key or card key. Tenant shall, upon the termination of its tenancy, turn over to Landlord all keys/cards of stores, offices and toilet rooms, either furnished to or otherwise procured by Tenant and in the event of the loss of any keys/cards furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

     7. Tenant shall keep the entrance door to the Premises closed at all times.

     8. All removals or the carrying in or out of any freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during Building standard hours. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part. Landlord may require that any person leaving the public areas of the Building with any package, object or matter submit a pass, listing each package, object or matter being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of Tenant against the removal of property from the Premises.

     9. There shall not be used in any space or in the public halls of the Building, either by Tenant or by jobbers or any others in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord requires.

     10. None of Tenant's employees, visitors or contractors shall be permitted to have access to the Building's roof, mechanical, electrical or telephone rooms without permission from Landlord.

     11. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring Buildings or premises or those having business with them.

     12. Tenant shall not lay floor tile, or other similar floor covering so that the same shall come in direct contact with the floor of the Premises and, if such floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     13. Neither Tenant nor any of Tenant's servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any hazardous material, inflammable, combustible or explosive fluid, chemical or substance except such minimal quantities as are incidental to normal office occupancy.

     14. Tenant shall not use or keep, or permit to be used or kept, any hazardous or toxic materials or any foul or noxious gas or substance in the Premises, permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, vibrations or interfere in any way with other tenants or those having business therein.

     15. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises that would annoy other tenants or create a public or private nuisance.

     16. Except as specifically provided in the Lease, Tenant shall not do any cooking or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others.

     17. Tenant may, at its sole cost and expense and subject to compliance with all applicable requirements of the Lease, install and maintain vending machines for the exclusive use by Tenant, its officers, employees and business guests, provided that each machine, where necessary, shall have a waterproof pan thereunder and be connected to a drain. Tenant shall not permit the delivery of any food or beverage to the Premises, except by persons approved by Landlord, which approval shall not be unreasonably withheld or delayed.

     18. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

     19. Tenant shall store all its trash, garbage and recyclables within its Premises. No material shall be disposed of which may result in a violation of any Requirement or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entranceways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall use Building's hauler.

     20. Tenant shall, at its expense, provide artificial light for the employees of Landlord while doing janitor service or other cleaning, and in making repairs or alterations in the Premises.

     21. Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Building, except with the prior written consent of Landlord in the case of the Premises, which consent shall be granted or withheld in accordance with the Lease to the extent such consent is required thereunder. No boring, cutting or stringing of wires shall be permitted, except with prior written consent of Landlord, and as Landlord may direct.

     22. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant, if Tenant's servants, employees, agents, visitors or licensees shall have caused the same.

     23. Tenant, before closing and leaving the Premises at any time, shall see that all lights, water, faucets, etc., are turned off. All entrance doors in the Premises shall be left locked by Tenant when the Premises are not in use.

     24. No, vehicles or animals of any kind (except for seeing eye dogs) shall be brought into or kept by Tenant in or about the Premises or the Building.

     25. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

     26. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     27. The Premises shall not be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction or otherwise, except as specifically permitted by the Lease.

     28. Tenant shall not occupy or permit any portion of the Premises as an office for a public stenographer or public typist or for the possession, storage, manufacture or sale of narcotics, dope or tobacco in any form or as a barber or manicure shop or as an employment bureau. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on the Premises, nor advertise for labor giving an address at the Premises.

     29. Tenant shall not accept barbering or boot blacking services in the Premises, from any company or persons not approved by Landlord, which approval shall not be unreasonably withheld, and at hours and under regulations other than as reasonably fixed by Landlord.

     30. The requirements of Tenant will be attended to only upon written application at the office of the building, except in the event of any emergency condition. Employees of Landlord or Landlord's agents shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord or in response to an emergency condition.

     31. Tenant shall be responsible for the delivery and pick up of all mail from the United States Post Office.

     32. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Saturdays, Sundays and holidays observed by the Building all persons who do not present a pass to the Building signed or approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.

     33. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     34. Landlord shall not be responsible to Tenant or to any other person for the non-observance or violation of these Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read the Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises.

     35. These Rules and Regulations are in addition to, and shall not be constructed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

                                   SCHEDULE A

                               FIXED RENT SCHEDULE


-----------------------------------------------------------------------------------------------------------
PERIOD                                                 FIXED RENT                       FIXED RENT
(BOTH DATES INCLUSIVE)                                (PER ANNUM)                      (PER MONTH)
-----------------------------------------------------------------------------------------------------------
Commencing on the Rent Commencement Date                $418,600.00                       $34,883.33
through and including the day immediately
preceding the first (1st) anniversary of
the Rent Commencement Date
-----------------------------------------------------------------------------------------------------------
Commencing on first (1st) anniversary of                $425,925.50                       $35,493.79
the Rent Commencement Date through and
including the day immediately preceding
the second (2nd) anniversary of the Rent
Commencement Date
-----------------------------------------------------------------------------------------------------------
Commencing on the second (2nd) anniversary              $433,379.20                       $36,114.93
of the Rent Commencement Date through and
including the day immediately preceding
the third (3rd) anniversary of the Rent
Commencement Date
-----------------------------------------------------------------------------------------------------------
Commencing on the third (3rd) anniversary               $440,963.34                       $36,746.94
of the Rent Commencement Date through and
including the day immediately preceding
the fourth (4th) anniversary of the Rent
Commencement Date
-----------------------------------------------------------------------------------------------------------
Commencing on the fourth (4th) anniversary              $448,680.20                       $37,390.02
of the Rent Commencement Date through and
including the day immediately preceding the
fifth (5th) anniversary of the Rent
Commencement Date
-----------------------------------------------------------------------------------------------------------
Commencing on the fifth (5th) anniversary               $488,732.09                       $40,727.67
of the Rent Commencement Date through and
including the day immediately preceding
the sixth (6th) anniversary of the Rent
Commencement Date
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
PERIOD                                                 FIXED RENT                       FIXED RENT
(BOTH DATES INCLUSIVE)                                (PER ANNUM)                      (PER MONTH)
-----------------------------------------------------------------------------------------------------------

Commencing on the sixth (6th) anniversary               $497,284.91                       $41,440.41
of the Rent Commencement Date through and
including the day immediately preceding
seventh (7th) anniversary of the Rent
Commencement Date
-----------------------------------------------------------------------------------------------------------
Commencing on the seventh (7th)                         $505,987.39                       $42,165.62
anniversary of the Rent Commencement
Date through and including the day
immediately preceding the eighth
(8th) anniversary of the Rent Commencement Date
-----------------------------------------------------------------------------------------------------------
Commencing on the eighth (8th)                          $514,842.17                       $42,903.51
anniversary of the Rent Commencement Date
through and including the day
immediately preceding the ninth
(9th) anniversary of the Rent Commencement Date
-----------------------------------------------------------------------------------------------------------
Commencing on the ninth (9th) anniversary               $523,851.91                       $43,654.33
of the Rent Commencement Date through and
including the Expiration Date
-----------------------------------------------------------------------------------------------------------

                                   SCHEDULE B

                    ARCHITECTURAL DRAWINGS AND SPECIFICATIONS

                                   SCHEDULE C

                                 TENANT UPGRADES